Exhibit 10.5
Dell Inc. 401(k) Plan
As Amended and Restated
Effective January 1, 2007

i

article and section	page
1.49. Valuation Date	16

ARTICLE II ELIGIBILITY AND PARTICIPATION	1

2.1. Eligibility Conditions	1
2.2. Participation Election	2
2.3. Participant Re-Entry	3

ARTICLE III CONTRIBUTIONS	1

3.1. Salary Reduction Contributions	1
3.2. Safe Harbor Matching Contributions	3
3.3. Employer Retirement Savings Contributions	5
3.4. Rules Governing Deposits of Contributions	5
3.5. Participant Voluntary After Tax Contributions	6

ARTICLE IV INVESTMENT OF ACCOUNTS	6

4.1. Investment of Accounts by Participants	6
4.2. Restriction on Acquisition of Employer Securities	6
4.3. Pass-Through Voting of Employer Securities	7
4.4. Stock Rights, Stock Splits, and Stock Dividends	7
4.5. Participant Rights	7

ARTICLE V ALLOCATION OF EMPLOYER CONTRIBUTIONS TO INDIVIDUAL ACCOUNTS	1

5.1. Allocation of Safe Harbor Matching Contributions	1
5.2. Allocation of Employer Retirement Savings Contributions	1
5.3. Suspension of the Allocation Rules Applicable to Employer Retirement Savings Contributions in order to Satisfy Code Section 410(b) Requirements	2
5.4. Limitations on Allocations under Code Section 415	3
5.5. Post-Allocation Adjustments to Accounts	7
5.6. Employer Contribution Accounts Defined	8

ARTICLE VI IN-SERVICE DISTRIBUTIONS	9

6.1. Withdrawal from Certain Individual Accounts Upon Attainment of Age 59 1/2	9
6.2. Withdrawal from Certain Accounts Prior to Attainment of Age 59 1/2 or Account of Financial Hardship	9
6.3. Additional Restrictions on In-Service Withdrawals	12

ARTICLE VII DISTRIBUTIONS AFTER TERMINATION OF EMPLOYMENT	13

7.1. Eligibility Due to Retirement, Death or Total and Permanent Disability	13
7.2. Eligibility Due to Termination of Employment	13
7.3. Payment of Benefits	14

ARTICLE VIII MANDATORY DISTRIBUTION OF BENEFITS	16

8.1. General	16
8.2. Form of Distribution	16
8.3. Limits on Distribution Periods	16
8.4. Mandatory Distribution of Benefits During a Participant’s Lifetime	17
8.5. Mandatory Distribution of Benefits Upon a Participant’s Death	18
8.6. Definitions	20

ARTICLE IX OPTIONAL FORMS OF DISTRIBUTION	22

9.1. Forms of Payment of Benefits	22
9.2. Direct Rollover Benefit	22
9.3. Election to Receive Benefits	23
9.4. Minority or Disability	24
9.5. Unclaimed Account Procedure	25
9.6. Qualified Joint And Survivor Annuity Requirements	26

Dell Inc.
401(k) Plan
     Dell Inc., (the “Employer”), hereby adopts this 401(k) Plan, effective January 1, 2007.
RECITALS:
     A. The Employer has previously established a 401(k) Plan for the exclusive benefit of its eligible Employees and their Beneficiaries;
     B. The Employer recognizes the lasting contribution made by its Employees to its successful operation and wants to reward their contribution by continuing the 401(k) Plan;
     C. The Employer wishes to amend and restate the existing 401(k) Plan;
     D. The Employer has authorized the execution of this Agreement intended to continue the 401(k) Plan to qualify under Sections 401(a) and 501(a) of the Internal Revenue Code of 1986, as amended and the regulations promulgated thereunder;
     E. The provisions of this Plan, as amended and restated, shall apply solely to an Employee who terminates employment with the Employer on or after the restated Effective Date of this Plan; and
     F. If an Employee terminates employment with the Employer prior to the restated Effective Date, that Employee shall be entitled to benefits under the Plan as the Plan existed on the Employee’s termination date.
     NOW, THEREFORE, considering the premises and their mutual covenants, the Employer agrees as follows:

1

ARTICLE I
Definitions
The following terms used in this Agreement shall have the meanings set forth in this Article unless a different meaning is clearly indicated by the context:
1.1.	Account Balance

Account Balance means the amount held in a Participant’s Individual Account(s) as of any date derived from both Employer Contributions and Employee Contributions, if any.

1.2.	Accounting Date

Accounting Date means the Anniversary Date of the Plan Year or such other date as may be designated by the Employer, but only if the Employer has specifically requested the Trustee to prepare an accounting on or before such date.

1.3.	Administrator

Administrator means the Employer unless the Employer designates another person to hold the position of Administrator by written Employer action. In addition to its other duties, the Employer has full responsibility for compliance with the reporting and disclosure rules under ERISA pertaining to this Agreement.

1.4.	Agreement

Agreement means this Plan Agreement and all amendments or addenda to this Agreement.

1.5.	Alternate Payee

Alternate Payee means any spouse, former spouse, child, or other dependent of a Participant who is recognized by a domestic relations order as having a right to receive all, or a portion of, the benefits payable under the Plan with respect to such Participant.

1.6.	Allocation Date

Allocation Date means with respect to Employer Contributions the Anniversary Date of each Plan Year. The Allocation Date for Participant Salary Reduction Contributions is the last day of each payroll period. Notwithstanding the foregoing, the Employer may, at its election, concurrently allocate its Safe Harbor Matching Contributions with Participant Salary Reduction Contributions on the Allocation Date of each payroll period, provided that the total amount contributed to the Plan on behalf of each Participant eligible to share in the Safe Harbor Matching Contribution for a Plan Year conforms to the requirements of Code Section 401(k)(12).

2

1.7.	Anniversary Date

Anniversary Date means the last day of each Plan Year. The Anniversary Date is an Allocation Date.

1.8.	Annual Additions Limit

Annual Additions Limit means the annual contribution limit described in Section 5.4.

1.9.	Annual Compensation
(a)	For the Plan Year ending December 31, 2007, Annual Compensation, pursuant to the safe harbor definition of Treas. Reg. § 1.415-2(d)(11), means wages as defined in Code Section 3401(a) and all other payments of compensation to an Employee in the course of the Employer’s or Participating Employer’s trade or business for which the Employer or Participating Employer is required to furnish the Employee a written statement under Code Section 6041(d) and 6051(a)(3). Compensation must be determined without regard to any rules under Code Section 3401(a) that limit the remuneration included in wages based on the nature or location of the employment or the services performed such as the exception for agricultural labor in Code Section 3401(a)(2). “Annual Compensation” shall not include the following:
(i)	contributions by the Employer to any deferred compensation plan (to the extent the contributions are not included in the Participant’s gross income for the taxable year in which contributed) or Simplified Employees Pension defined in Code Section 408(k) (to the extent the contributions are excludable from the Participant’s gross income);

(ii)	distributions from any plan of deferred compensation regardless of whether such amounts are includable in the gross income of the Employee when distributed;

(iii)	amounts realized from the exercise of any nonqualified stock option, or, when restricted stock becomes freely transferable or is no longer subject to a substantial risk of forfeiture;

(iv)	amounts realized from the sale, exchange, or other disposition of stock acquired under a qualified stock option described in Part II, Subchapter D, Chapter I of the Code;

(v)	premiums paid by the Employer for group term life insurance (to the extent the premiums are not includable in the Participant’s gross income), contributions by the Employer to an annuity under Code Section 403(b) (to the extent not includable in the Participant’s gross income), and any other amounts received under any Employer sponsored fringe benefit plan (to the extent no includable in the Participant’s gross income);

3

(vi)	Reimbursements and other expense allowances;

(vii)	Cash and noncash fringe benefits;

(viii)	Moving expenses;

(ix)	Welfare benefits;

(x)	Noncash awards such as gifts and trips;

(xi)	Earned income (as defined in Code Section 911(d)(2)) from the Employer that does not constitute United States source income (as defined in Code Section 861(a)(3));

(xii)	For any individual who is a nonresident alien and who has received earned income (including income defined in Code Section 911(d)(2)) from the Employer that constitutes United States source income (as defined in Code Section 861(a)(3), all income received from the Employer;

(xiii)	Cash retention awards made under the Company’s Long Term Incentive Program; and
Notwithstanding the foregoing, Annual Compensation includes contributions that are made by the Employer on behalf of its Employees that are not includable in gross income under Code Section 125 relating to a cafeteria plan; Code Section 402(g) relating to a “401(k)” plan; and Code Section 132(f)(4) relating to a qualified transportation fringe benefit.
For Plan Years commencing on or after January 1, 2008, Annual Compensation means the sum of:
(i)	Base salary;

(ii)	Hourly pay;

(iii)	Overtime pay and shift differential pay

(iv)	Commissions and similar incentive compensation payments;

(v)	Incentive Cash Plan payments;

(vi)	Incentive Bonus Plan payments;

(vii)	cash patent awards;

(viii)	on the spot awards; and

(ix)	friends for hire payments which are paid in cash.

4

Notwithstanding the foregoing, Annual Compensation includes contributions that are made by the Employer on behalf of its Employees that are not includable in gross income under Code Section 125 relating to a cafeteria plan; Code Section 402(g) relating to a “401(k)” plan; and Code Section 132(f)(4) relating to a qualified transportation fringe benefit. For purposes of the foregoing, these amounts are payable as part of a Participant’s base salary and/or hourly pay.

(b)	In addition to other applicable limitations set forth in the Plan, and notwithstanding any other provision of the Plan to the contrary, the Annual Compensation of each Employee taken into account under the Plan shall not exceed $200,000, pursuant to Appendix A.1.3, as adjusted by the Commissioner for increases in the cost of living in accordance with Code Section 401(a)(17)(B). The cost-of-living adjustment in effect for a calendar year applies to any period, not exceeding twelve (12) months, over which compensation is determined (“determination period”) beginning in such calendar year. If a determination period consists of fewer than twelve (12) months, the Annual Compensation limit will be multiplied by a fraction, the numerator of which is the number of months in the determination period, and the denominator of which is twelve (12).

(c)	For purposes of determining whether the Plan discriminates in favor of Highly Compensated Employees, Annual Compensation means Annual Compensation defined in this Section, except any exclusions from Annual Compensation other than the exclusions described in clauses (a)(i), (ii), (iii), (iv), and (v), if applicable, do not apply.
1.10.	Beneficiary
(a)	Beneficiary means any person or fiduciary designated by a Participant or Former Participant who is or may become entitled to receive benefits under Article VII following the death of the Participant or Former Participant. A Beneficiary who becomes entitled to a benefit under the Plan shall remain a Beneficiary under the Plan until the Trustee has fully distributed the benefits to the Beneficiary. A Beneficiary’s right to information or data concerning the Plan, and the respective duties of the Administrator, the Committee and the Trustee to provide to the Beneficiary information or data concerning the Plan, shall not arise until the Beneficiary first becomes entitled to receive a benefit under the Plan. For purposes of determining whether the Plan is a Top-Heavy Plan, a Beneficiary of a deceased Participant shall be considered a Key Employee or a Non-Key Employee in accordance with the applicable Treasury Regulations.

(b)	Each Participant and Former Participant may from time to time designate one or more Beneficiaries to receive benefits under this Plan on the death of the Participant or Former Participant. The selection shall be made in writing on a form provided by the Committee and shall be filed with the Committee. Subject to Subsection (c) below, the last selection filed with the Committee shall control.

5

A married Participant’s Beneficiary designation is not valid unless the Participant’s spouse consents, in writing, to the Beneficiary designation. The spouse’s consent must acknowledge the effect of that consent and a notary public or the Administrator (or Plan representative) must witness that consent. The spousal consent requirements of this Subsection do not apply if:
(i)	the Participant and spouse are not married throughout the one year period ending on the date of the Participant’s death;

(ii)	the Participant’s spouse is the Participant’s sole primary beneficiary;

(iii)	the Administrator is not able to locate the Participant’s spouse;

(iv)	the Participant is legally separated or has been abandoned (within the meaning of State law) and the Participant has a court order to that effect; or

(v)	other circumstances exist under which the Secretary of the Treasury will excuse the consent requirement.
If the Participant’s spouse is legally incompetent to give consent, the spouse’s legal guardian (even if the guardian is the Participant) may give consent.

(c)	Unless elected in accordance with Subsection (d) below, a Participant’s Beneficiary shall be his spouse. Notwithstanding the foregoing, the Participant may designate a Beneficiary other than the spouse if
(i) the Participant has no spouse; or
(ii) the spouse cannot be located.
(d)	In the case of a married Participant or Former Participant, the designation of a non-spouse as Beneficiary shall be valid only if:
(i) the spouse consents in writing to the designation;
      (ii) the designation specifies the beneficiary and the method of payment of benefits and may not be changed without spousal consent (or the spouse’s consent expressly permits designations by the Participant without any requirement of further spousal consent); and
      (iii) the spouse’s consent acknowledges the effect of the election and the written consent is witnessed by a Plan representative or by a Notary Public.
(e)	If a Participant dies without a spouse or alternative Beneficiary surviving; if the alternative Beneficiary (other than the spouse) does not survive until final distribution of the Participant’s balance; if a Participant who is not married dies

6

without having designated a Beneficiary and/or alternative Beneficiary; or if a Participant who is not married dies after having made and revoked a designation but prior to having made a subsequent designation, then the amount remaining in the deceased Participant’s Individual Account shall be payable to (i) the Participant’s executor or administrator, or (ii) his heirs at law (as determined by reference to Texas law) if there is no administration of such Participant’s estate.
Payment made pursuant to the power conferred on the Committee in this Section shall operate as a complete discharge of all obligations under the Plan concerning the share of a deceased Participant and shall not be subject to review by anyone but shall be final, binding and conclusive on all persons for all purposes.

1.11.	Break In Service
(a)	A Break in Service means a Period of Severance of at least 365 days. A Period of Severance means a continuous period of time during which an Employee is not employed by the Employer. Such period shall begin on the date the Employee retires, quits, is discharged, or dies, or, if earlier, the twelve (12) month anniversary of the date on which the Employee was otherwise first absent from work.

(b)	An Employee shall receive credit for purposes of determining whether he has incurred a Break in Service under Subsection (a) above for the aggregate of all time period(s) commencing with such Employee’s Employment Commencement Date (including such day following reemployment) and ending on the date a Break in Service begins. An Employee shall also receive credit for any Period of Severance of less than 365 days. Fractional periods of a year shall be expressed in terms of days.

(c)	In the case of an Employee who is absent from work for “authorized reasons” or for “maternity or paternity reasons,” the 365-day period beginning on the first anniversary of the first day of such absence shall not be a Break in Service.
(i)	For purposes of this Subsection (c), absence from work for “authorized reasons” means an unpaid temporary cessation from active employment with the Employer pursuant to an established nondiscriminatory policy, whether occasioned by illness, military service or any other reason.

(ii)	For purposes of this Subsection (c), absence from work for “maternity or paternity reasons” means an absence from work for any period because of the pregnancy of the individual, the birth of a child of the individual, the placement of a child with the individual relating to the adoption of such child by such individual, or for the purpose of caring for such child for a period beginning immediately following such birth or placement. In the case of absence from work for “maternity or paternity reasons,” the period between the first and second anniversaries of the first date of absence due

7

to said leave shall be treated as neither a Period of Service nor a Period of Severance.

(iii)	For purposes of this Subsection (c), a Period of Service means each period of an individual’s Service, commencing on his Employment Commencement Date or Reemployment Commencement Date, if applicable, and ending on the date of termination of employment. A Period of Service shall include any period required to be credited under this Section 1.11, Section 1.28, Section 1.43, Appendix C.1.1 and by federal law, but only under the conditions and to the extent so required by federal law.
1.12.	Catch-up Contributions

Catch-up Contributions are those Salary Reduction Contributions which: (1) exceed an applicable limit; (2) are treated by the Plan as Catch-up Contributions; and (3) do not exceed the annual catch-up limit effective for the calendar year ($5,000 for 2006). An “applicable limit” is a statutory limit described in Code Sections 402(g) or 415, a Plan limit described in Section 3.1(a) or, with respect to Highly Compensated Employees, the limit resulting from the application of the nondiscrimination requirements described in Code Section 401(k)(3).

1.13.	Code

Code means the Internal Revenue Code of 1986, as amended from time to time. A reference to a Code Section in this Agreement means the provisions or successor provisions of the particular Code Section, as amended or replaced from time to time.

1.14.	Committee

Committee means the Plan Committee as from time to time constituted pursuant to Article XI.

1.15.	Computation Period

Computation Period means the period of time used to calculate a Participant’s Years of Vesting Service under the terms of the Plan in effect prior to January 1, 2005. For purposes of determining a Participant’s Years of Vesting Service under Appendix C.1.1, the Computation Period shall be 365 days of credited Service, measured from the Participant’s Employment Commencement Date, which shall equal one (1) Year of Vesting Service. Such periods of credited Service need not be consecutive.

1.16.	Determination Date

Determination Date means (i) the last day of the preceding Plan Year or (ii) in the case of the first Plan Year, the last day of the first Plan Year.

1.17.	Effective Date

8

The original Effective Date of this Plan is June 1, 1989. Except as otherwise noted herein, the Effective Date of this Plan as restated is January 1, 2007.

1.18.	Employee
(a)	Employee means any individual currently employed by the Employer maintaining the Plan or of any other Employer required to be aggregated with the Employer under Code Sections 414(b), (c), (m) or (o) and any Leased Employee treated as an Employee of the Employer.

(b)	The Plan treats any Leased Employee as an Employee of the Employer. A Leased Employee is an individual, who otherwise is not an Employee of the Employer, who, pursuant to a leasing agreement between the Employer and a Participating Employer, has performed services for the Participating Employer (or for the Participating Employer and any persons related to the Participating Employer within the meaning of Code Section 144(a)(3)) on a substantially full time basis for at least one (1) year (unless such individual is otherwise earlier considered a Leased Employee treated as an Employee of the Employer pursuant to the eligibility conditions elected by a Participating Employer in the Participation Agreement) and such services are performed under the primary direction or control of the Participating Employer. If a Leased Employee is treated as an Employee because of this Section, Annual Compensation includes compensation from the Employer which is attributable to services performed for the Participating Employer.

(c)	Notwithstanding the preceding, the term “Employee” shall not include any individual who is designated as an “Independent Contractor” by the Employer, even if the status of such individual subsequently is changed from that of an Independent Contractor to that of an Employee as a result of administrative or legal proceedings.
1.19.	Employment Commencement Date

Employment Commencement Date means the date on which an Employee is first entitled to credit for an Hour of Service.

1.20.	Employer

Employer means the Plan Sponsor, and any other Participating Employer under this Agreement.

1.21.	Employer Securities
(a)	Employer Securities means any common or preferred stock issued by the Employer or by a corporation which is a member of the same controlled group of corporations.
(b)	Qualifying Employer Securities means:

9

(i)	Common stock issued by the Employer (or by a corporation which is a member of the same controlled group) which is readily tradeable on an established securities market; or

(ii)	If there is no common stock which meets the requirements of (i) above, then common stock issued by the Employer (or by a corporation which is a member of the same controlled group) having a combination of voting power and dividend rights equal to or in excess of:

(iii)	that class of common stock of the Employer (or any other such corporation) having the greatest voting power; and

(iv)	that class of common stock of the Employer (or of any other such corporation) having the greatest dividend rights; or

(v)	Noncallable preferred stock, if such stock is convertible at any time into stock which meets the requirements of (i) or (ii) above (whichever is applicable) and if such conversion is at a conversion price that is reasonable. A preferred stock will be considered noncallable if after the call there will be a reasonable opportunity for a conversion which meets the requirements of the preceding sentence in accordance with the applicable Treasury Regulations.
1.22.	ERISA

ERISA means the Employee Retirement Income Security Act of 1974, as amended.

1.23.	Five Percent Owner

A “Five Percent Owner” is a Participant who owns, or is considered as owning within the meaning of Code Section 318, more than five percent (5%) of the outstanding stock of the Employer or stock possessing more than five percent (5%) of the total combined voting power of all stock of the Employer; or in the case of an unincorporated business, any person who owns more than five percent (5%) of the capital or profits interest in the Employer.
1.24.	Forfeiture

Forfeiture means the loss, by a Participant or Beneficiary of that part of the benefit which the Participant or Beneficiary otherwise would have received under the Plan at any time prior to the termination of the Plan or the complete discontinuance of benefits under the Plan, arising from the Participant’s termination of employment.

1.25.	Former Employee

Former Employee means any individual who is no longer employed by the Employer.

1.26.	Former Participant

10

Former Participant means any individual who has been a Participant in the Plan, but who is either no longer employed by the Employer or is otherwise no longer eligible to participate and has not yet received the entire benefit to which the individual is entitled under the Plan or incurred five (5) consecutive one year Breaks in Service.

1.27.	Highly Compensated Employee

Highly Compensated Employee means any Participant or Former Participant who is a Highly Compensated Employee, as defined in Code Section 414(q). Generally, any Participant or Former Participant is considered a Highly Compensated Employee if:
(a)	during the Plan Year (the “Determination Year”) or during the twelve month period immediately preceding the Determination Year (the “Look Back Year”), the Participant or Former Participant was a Five Percent Owner at any time; or

(b)	for the Look Back Year the Participant or Former Participant had Annual Compensation from the Employer in excess of $80,000, as adjusted by the Secretary of the Treasury for the relevant year $100,000 for the 2006 Look Back Year).

For purposes of the preceding sentence, (i) all employers aggregated with the Employer under Code Section 414(b), (c), (m), or (o) shall be treated as a single employer and (ii) a former Employee who had a separation year (generally, the Determination Year such Employee terminates employment) prior to the Determination Year and who was an active Highly Compensated Employee for either such termination year or any Determination Year ending on or after such Employee’s fifty-fifth birthday shall be deemed to be a Highly Compensated Employee. To the extent that the provisions of this paragraph are inconsistent or conflict with the definition of a “highly compensated employee” set forth in Code Section 414(q) and the Treasury Regulations thereunder, the relevant terms and provisions of Code Section 414(q) and the Treasury Regulations thereunder shall govern and control.

(c)	For purposes of this Section, “Annual Compensation” means Annual Compensation as defined in Section 1.9(c).
1.28.	Hour Of Service

For purposes of crediting Hours of Service, the Plan will be treated as a single plan and Service with any Related Employer of the Employer and with any Participating Employer and its Related Employers shall be considered Service for the Employer.
(a)	Any Employee or Participant who is compensated on an hourly-rated basis shall be credited with an Hour of Service for:
(i)	each hour for which the Employee or Participant is either directly or indirectly paid or entitled to payment by the Employer for the performance of duties or for reasons other than for the performance of duties due to

11

vacation, holiday, illness, incapacity (including disability), layoff, jury duty, military duty or leave of absence, whether or not the employment relationship was terminated; and

(ii)	each hour for which back pay has been awarded to the Employee or Participant or agreed to by the Employer, irrespective of mitigation of damages.
(b)	Any Employee or Participant who is compensated on a basis other than an hourly-rated basis and who, if hourly-rated, would be credited with one (1) Hour of Service pursuant to the preceding sentence, shall be credited with the number of Hours of Service as follows:
(i)	ten (10) hours of service per day, if compensated on a daily basis;

(ii)	forty-five (45) hours of service per week, if compensated on a weekly basis;

(iii)	ninety (90) hours of service per bi-weekly period, if compensated on a bi-weekly basis;

(iv)	ninety-five (95) hours of service per semi-monthly period, if compensated on a semi-monthly basis; or

(v)	one hundred ninety (190) hours of service per month, if compensated on a monthly basis.
(c)	The number of Hours of Service which shall be credited to an Employee or Participant for being entitled to payment for reasons other than for the performance of duties shall be determined under Sections 2530.200b-2(b) and (c) of the Department of Labor Regulations which are incorporated herein by this reference. The method for crediting Hours of Service under Subsection (b) above for each Participant shall be the same method used for crediting Hours of Service for which the Participant received compensation. Notwithstanding the foregoing, not more than five hundred one (501) Hours of Service shall be credited to any Employee or Participant during any Computation Period for any single, continuous period during which the Employee or Participant performs no duties.

(d)	An Hour of Service performed for any other entity that is a Related Employer with respect to the Employer shall be considered an Hour of Service performed for the Employer.
1.29.	Individual Accounts

Individual Accounts means accounts or records maintained by the Committee or its agent indicating the monetary value of the total interest in the Trust Fund of each Participant, each Former Participant, and each Beneficiary. The types of Individual Accounts under this Plan are:

12

(a)	Employer Contribution Accounts. The types of Employer Contribution Accounts maintained by this Plan are:
(i)	Safe Harbor Matching Contribution Accounts holding Employer Matching Contributions made to the Plan for Plan Years beginning on and after January 1, 2005, for the benefit of an Employee because of a Salary Reduction Contribution made with respect to the Employee or a contribution by the Employee that satisfy the requirements of Code Section 401(k)(12). Safe Harbor Matching Contributions, if any, shall be maintained separately for the benefit of the Participant so that all applicable distribution restrictions may be strictly observed. Safe Harbor Matching Contributions shall be 100% vested at all times.

(ii)	Matching Contribution Accounts holding discretionary Employer Matching Contributions made to the Plan for Plan Years beginning prior to January 1, 2005, for the benefit of an Employee because of a Salary Reduction Contribution made with respect to the Employee or a contribution by the Employee.

(iii)	Retirement Savings Contribution Accounts holding the Employer’s discretionary Retirement Savings Contributions made to the Plan for the benefit of an Employee, which the Employee could not have elected to receive in the form of cash or other taxable benefit, if any.
(b)	Participant Contribution Accounts. The types of Participant Contribution Accounts maintained by this Plan are:
(i)	Rollover Accounts holding the Participant’s qualified rollover to the Plan pursuant to Article XVI.

(ii)	Salary Reduction Contribution Accounts, holding the amount contributed by the Employer as the result of an election by a Participant to have that amount contributed to the Plan rather than paid as cash or other taxable benefit plus any Failsafe Contributions that may have been made by the Employer to the Plan for Plan Years beginning prior to January 1, 2005. A Failsafe Contribution is a 100% vested Matching Contribution or a Retirement Savings Contribution that the Employer contributed to the Plan on behalf of certain Nonhighly Compensated Employees to satisfy nondiscrimination requirements under Code Section 401(k) or 401(m).
Participant Contribution Accounts shall be 100% vested at all times.
1.30.	Limitation Year

Limitation Year means the Plan Year, as such term is defined in this Article I.

1.31.	Named Fiduciary

13

Named Fiduciary means one or more fiduciaries named in this Agreement who jointly and severally shall have authority to control or manage the operation and administration of the Plan. The Committee shall be the Named Fiduciary unless the Employer designates another person by written Plan Sponsor action.

1.32.	Nonforfeitable

Nonforfeitable means a vested interest attained by a Participant or Beneficiary in that part of the Participant’s benefit under the Plan arising from the Participant’s Service, which claim is unconditional and legally enforceable against the Plan.

1.33.	Non-Highly Compensated Employee

Non-Highly Compensated Employee means an Employee, Former Employee or Beneficiary who is not a Highly Compensated Employee.

1.34.	Normal Retirement Age

Normal Retirement Age means, for each Participant, the date the Participant attains age 65.

1.35.	Normal Retirement Date

Normal Retirement Date means, for each Participant, the date the Participant attains Normal Retirement Age.

1.36.	Participant

Participant means an Employee of the Employer who has met the eligibility requirements of this Plan and who has been enrolled as a Participant in this Plan.

1.37.	Participating Employer

Participating Employer means any entity that is related to the Employer or that is a recipient of the services of a Leased Employees pursuant to a written agreement with the Employer and who elects to adopt this Plan pursuant to Article X.

1.38.	Plan

Plan means the qualified retirement plan embodied in this Agreement, as amended from time to time, designated as the Dell Inc. 401(k) Plan.

1.39.	Plan Sponsor

Plan Sponsor means Dell Inc., and any successor corporation or business organization that may be substituted for the Plan Sponsor under this Agreement.

1.40.	Plan Year

14

Plan Year means the twelve (12) consecutive month period from January 1 of each year to the next following December 31.

1.41.	Predecessor Employer

Predecessor Employer means a business organization, all or a portion of whose assets and business has been acquired by the Employer or a Participating Employer, whether by merger, stock purchase or acquisition of the assets and business of the business organization.

1.42.	Related Employer

A related group of employers is a controlled group of corporations (defined in Code Section 414(b)), trades or businesses (whether or not incorporated) which are under common control (defined in Code Section 414(c)) or an affiliated service group (defined in Code Section 414(m) or in Code Section 414(o)). If the Employer is a member of a related group, the term “Employer” includes the related group members for purposes of crediting Hours of Service, determining Years of Service and Breaks in Service under Articles II and VII, applying the minimum coverage test of Code Section 410(b), applying the limitations on allocations in Article V, applying the top-heavy rules and the minimum allocation requirements of Article V, the definitions of Employee, Highly Compensated Employee, Annual Compensation and Leased Employee, and for any other purpose required by the applicable Code Section or by a Plan provision. However, an Employer may contribute to the Plan only by being a signatory to a Participation Agreement to the Plan. If one or more of the Employer’s related group members become Participating Employers by executing a Participation Agreement to the Plan, the term “Employer” includes the participating related group members for all purposes of the Plan, and Administrator means the Employer that is the signatory to the Plan. For Plan allocation purposes, Annual Compensation does not include Annual Compensation received from a Related Employer that is not participating in this Plan.

1.43.	Service
(a)	Service means any period of time the Employee is in the employ of the Employer. Service in all cases includes periods during which the Employee is on an “authorized leave of absence” or a “maternity or paternity leave of absence” relating to a Break in Service. Leaves of absence also shall include periods of absence in connection with military service during which the Employee’s re-employment rights are legally protected. Except for absence by reason of military service, leaves of absence shall be for a maximum period of two (2) years, unless the Employer has adopted a policy that specifies a lesser period. Leaves of absence shall be granted on a uniform and nondiscriminatory basis.

Notwithstanding the foregoing, an Employee who is absent from Service due to an authorized leave of absence described in the preceding paragraph and who does not recommence Service at the end of such authorized leave shall not receive credit for Service for such leave if a Break in Service would otherwise have

15

occurred and shall be deemed to have terminated employment with the Employer on the first date on which the authorized leave of absence commenced.

(b)	If the Employer maintains the plan of a Predecessor Employer, Service shall include service for the Predecessor Employer. To the extent it may be required under applicable Treasury Regulations under Code Section 414, Service shall include all service for any Predecessor Employer.
1.44.	Severance from Employment

Severance from Employment means an Employee no longer is an Employee of the Employer or any Related Employer and the Employee’s new employer does not maintain the plan of the Employer or Related Employer. The terms Severance from Employment and “termination of employment” when used herein shall have the same meaning.

1.45.	Total and Permanent Disability

Total and Permanent Disability means the physical or mental incapacity of a Participant which, in the opinion of a physician approved by the Committee (unless such evaluation is waived by the Committee as unnecessary), will render the Participant permanently incapable of performing his job for physical or mental reasons and such Participant has incurred a “disability” within the meaning of Code Section 401(k)(2)(B)(i)(I).

1.46.	Trust Agreement

Trust Agreement means the agreement, entered into by the Employer and the Trustee, or any successor Trustee, establishing the Trust and specifying the duties of the Trustee.

1.47.	Trust Fund

Trust Fund means all assets of any kind and nature from time to time held by the Trustee or its agent under the Trust Agreement without distinction between income and principal. This Plan contemplates a single Trust for all Employers participating under the Dell Inc. 401(k) Plan. However, the Trustee will maintain separate records of account to reflect properly each Participant’s Account Balance from each Participating Employer, if any.

1.48.	Trustee

Trustee means at any particular time, the then acting Trustee or, collectively, if there is more than one, the then acting Trustees of the Trust.

1.49.	Valuation Date

Valuation Date means any day the NYSE is open.
* * * *

16

ARTICLE II
Eligibility And Participation
2.1. Eligibility Conditions
(a)	Each Employee shall be eligible to participate in this Plan on his Employment Commencement Date.

(b)	Notwithstanding the preceding sentence, an Employee who satisfied the eligibility conditions of Section 2.1(a) prior to the Effective Date of this Plan shall be eligible to participate in this Plan on the Effective Date.

(c)	The following Employees and individuals are not eligible to participate in the Plan:
(i)	All Employees of Alienware Corporation or for periods prior to January 1, 2008, Dell Financial Service, L.P.;

(ii)	Each Employee who is a member of a collective bargaining unit shall not be eligible to participate in this Plan unless the collective bargaining agreement provides otherwise. An Employee is a member of a collective bargaining unit if the Employee is included in a unit of Employees covered by an agreement which the Secretary of Labor finds to be a collective bargaining agreement between Employee representatives and one or more employers if there is evidence that retirement benefits were the subject of good faith bargaining between the Employee representatives and the employer or employers. The term “Employee representatives” does not include an organization of which more than one-half (1/2) the members are owners, officers or executives of the Employer;

(iii)	A nonresident alien who receives no earned income (as defined in Code Section 911(d)(2)) from the Employer that constitutes United States source income (as defined in Code Section 861(a)(3)), unless otherwise specifically covered by a Participating Employer pursuant to the provisions of Article X;

(iv)	An individual classified as a Leased Employee;

(v)	Any individual that is not included on the payroll records of the Employer or a Related Employer as a common law employee or is otherwise classified or treated by an Employer as an independent contractor or other non-common law employee, and it is expressly intended that such individuals are to be excluded from Plan participation even if a court of administrative agency determines that such individuals are common law employees;

1

(vi)	Any individual on the payroll of Spherion Corporation;

(vii)	Any individual who is classified as a college or high school intern by the Employer (including, but not limited to, individuals with job codes ADIN001, ADIN002, ADIN003), other than any individual who has submitted an election to make Salary Reduction Contributions to the Plan on or before July 31, 2003;

(viii)	Any individual who is classified as a security guard by the Employer and who also is employed by a law enforcement agency or a security firm (other than any individual who has submitted an election to make Salary Reduction Contributions to the Plan on or before July 31, 2003); or

(ix)	Any individual who is not on either the Company’s or a subsidiary’s U.S. payroll, as documented in the Employer’s HR Direct personnel system.

Any individual designated by the Company as having a “permanent transfer” to a business location outside of the United States shall not be considered to be on the Company’s US payroll for purposes of this Plan. Such individuals qualifying under this group are not eligible to participate in the Plan and their ability to take either hardship distributions or loans is suspended due to potential foreign exchange issues.
(d)	If a Participant is no longer a member of an eligible class of Employees and becomes ineligible to participate but has not incurred a Break in Service, such Employee will participate immediately upon returning to an eligible class of Employees. If a Participant incurs a Break in Service, eligibility will be determined as provided in the definition of Break in Service in Article I. Conversely, if an Employee who is not a member of an eligible class of Employees subsequently becomes a member of an eligible class, such Employee shall participate immediately upon entering such class.
2.2.	Participation Election

Each Employee who is not otherwise excluded under Section 2.1(c) will automatically become a Participant upon meeting the eligibility conditions of Section 2.1(a).

Whenever a new Employee is hired by the Employer and such Employee is a member of an eligible class of Employees under Section 2.1 of the Plan, the Employer immediately shall give notice to the Committee of the new Employee. The Committee shall notify in writing each new Employee of his eligibility not later than thirty (30) days following his Employment Commencement Date and shall furnish the Employee a copy of this Agreement or any other explanation of the Plan that the Committee shall provide for that purpose. Each Employee so notified automatically will become a Participant upon meeting the requirements of Section 2.1(a).

2

2.3.	Participant Re-Entry

If the employment of a Participant is terminated and the Participant subsequently is re-employed, the re-employed Employee shall become a Participant on the date of re-employment, provided such rehired Employee is not a member of an ineligible class of Employees under Section 2.1(c) of the Plan. Should such Employee not be immediately eligible to participate in the Plan because of an ineligible job classification, such Employee shall become eligible to participate in the Plan as provided in Section 2.1(d).
* * * * *

3

ARTICLE III
Contributions
3.1.	Salary Reduction Contributions
(a)	Basic Salary Reduction Contributions. For each Plan Year, the amount of the basic Salary Reduction Contribution to the Trust Fund will equal the amount determined under this Section. Each Participant may elect to defer, in whole percentages, from 0% to 50% of his or her Annual Compensation, but shall not elect to defer an amount to cause the Plan to violate the limitations of this Section or Code Section 415, or to exceed the applicable maximum amount allowable as a deduction to the Employer or the Participating Employer under Code Section 404. A Participant may elect to defer Annual Compensation under this Section only in an amount which the Participant otherwise could elect to receive in cash and which is currently available to the Participant. Annual Compensation is not currently available to the Participant if the Participant is not eligible to receive it at the time of the deferral election. The amounts by which a Participant elects to reduce Annual Compensation under this Plan shall be his Salary Reduction Contribution. The Employer shall contribute to the Trust Fund the amount of the Salary Reduction Contributions which shall be treated as Employer Contributions and credited to the Salary Reduction Contribution Account of each Participant.

(b)	Catch-up Contributions. Notwithstanding the foregoing and pursuant to Appendix A.1.8, all Participants who are eligible to make basic Salary Reduction Contributions under this Plan and who have attained age 50 before the close of the Plan Year shall be eligible to make Catch-up Contributions in accordance with, and subject to the limitations of, Code Section 414(v). Such Catch-up Contributions shall not be taken into account for purposes of the provisions of the Plan implementing the required limitations of Code Sections 402(g) and 415 and if not otherwise limited by such sections may exceed the Plan’s percentage limitation described in Section 3.1(a). The Plan shall not be treated as failing to satisfy the provisions of the Plan implementing the requirements of Code Sections 401(k)(3), 401(k)(11), 401(k)(12), 410(b) or 416, as applicable, by reason of the making of such Catch-up Contributions. The Participant’s election under this paragraph shall be submitted as a separate Salary Reduction Election from the Participant’s deferral election for Salary Reduction Contributions.

(c)	Salary Reduction Election
(i)	The Employer and the Committee shall adopt a procedure necessary to implement the Salary Reduction Elections. Any contributions made pursuant to a Salary Reduction Election shall not be made before the earlier of (1) the Participant’s performance of Service with respect to which the contribution is made and (2) when the compensation that is

1

subject to the election would be currently available to the Employee in the absence of an election to defer.

(ii)	A Participant’s Salary Reduction Election shall remain in force and effect for all periods following its implementation until modified or revoked by the Participant. The Employer shall permit a Participant to modify or revoke his Salary Reduction Election as of any calendar day during the Plan Year, such change to become effective as soon as administratively feasible thereafter. A Participant may file a new Salary Reduction Election as of any calendar day during the Plan Year.

(iii)	Salary Reduction Contributions means for any taxable year the sum of:
(A)	any Employer contribution under a qualified cash or deferred arrangement defined in Code Section 401(k), determined without regard to the dollar limitation under Code Section 402(g);

(B)	any Employer contribution under a simplified employee pension as defined in Code Section 408(k)(6), pursuant to a salary reduction agreement; and

(C)	any employer contribution toward the purchase of a tax sheltered annuity contract as defined in Code Section 403(b), if any, pursuant to a salary reduction agreement.
Salary Reduction Contributions shall not include any deferrals properly distributed as excess Annual Additions.
(d)	Annual Dollar Limit on Salary Reduction Contributions. A Participant’s Salary Reduction Contributions under Section 3.1(a) shall not exceed the statutory dollar limitation under Code Section 402(g) for the taxable year of the Participant. The statutory dollar limitation is the amount of the dollar limitation under Code Section 402(g) in effect on January 1 of each calendar year, as adjusted annually by the Secretary of the Treasury ($15,500 for 2007). “Excess Salary Deferrals” are Salary Reduction Contributions that exceed the statutory dollar limitation and are includable in a Participant’s gross income under Code Section 402(g). Excess Salary Deferrals shall be treated as Annual Additions under the Plan, unless such amounts are distributed no later than the first April 15 following the close of the Participant’s taxable year.
(i)	If the statutory dollar limitation under Code Section 402(g) is exceeded, the Committee shall direct the Trustee to distribute the Excess Salary Deferrals, and any income or loss allocable to the Excess Salary Deferrals, to the Participant not later than the first April 15 following the close of the Participant’s taxable year.

(ii)	If there is a loss allocable to a Participant’s Excess Salary Deferral, the distribution shall in no event be less than the lesser of the Participant’s

2

Salary Reduction Contribution Account or the Participant’s Salary Reduction Contributions for the Plan Year. The amount of Excess Salary Deferrals to be distributed to a Participant for a taxable year will be reduced by Excess Contributions previously distributed or recharacterized for the Plan Year beginning in the taxable year of the Employee.

(iii)	If a Participant is also a participant in (A) another qualified cash or deferred arrangement defined in Code Section 401(k); (B) a simplified employee pension defined in Code Section 408(k); or (C) a salary reduction arrangement pursuant to which an employer purchases a tax sheltered annuity contract defined in Code Section 403(b), and such Participant’s Salary Reduction Contributions made under the other arrangement(s) and this Plan cumulatively exceed the amount of the statutory dollar limitation under Code Section 402(g) in effect on January 1 of each calendar year, as adjusted annually by the Secretary of the Treasury ($15,500 for 2007), then the Participant may, not later than March 1 following the close of the Participant’s taxable year in which such excess occurred, notify the Administrator in writing of the excess and request that his Salary Reduction Contributions under this Plan be reduced by an amount specified by the Participant. The specified amount then shall be distributed in the same manner as provided in clause (i) above. A Participant is deemed to notify the Administrator of any Excess Salary Deferrals that arise by taking into account only those Salary Reduction Contributions made to this Plan and any other plans of this Employer.

(iv)	If any of the foregoing provisions of this Section do not conform with applicable Treasury Regulations, the nonconforming provisions may be amended retroactively to assure conformity.
3.2.	Safe Harbor Matching Contributions

For each Plan Year, the Employer shall contribute a Safe Harbor Matching Contribution to the Trust Fund equal to 100% of each Participant’s Salary Reduction Contributions for the Plan Year that do not exceed (i) for Plan Years ending on or before December 31, 2007, four percent (4%) of each such Participant’s Annual Compensation for the Plan Year; and (ii) for Plan Years commencing on or after January 1, 2008, five percent (5%) of each such Participant’s Annual Compensation for the Plan Year. The Safe Harbor Matching Contribution on behalf of each Participant shall be credited to each Participant’s Safe Harbor Matching Contribution Account and shall be 100% vested at all times.

The Employer may, at its election, credit the Safe Harbor Matching Contribution for each Participant based on the portion of each Participant’s Annual Compensation that is paid each payroll period; provided, however, that in no event shall the Safe Harbor Matching Contribution be contributed to the Plan prior to such Participant’s Salary Reduction Contribution to which the Safe Harbor Matching Contribution relates. Further, pursuant to the safe harbor requirements of Code Section 401(k)(3), the Employer shall be

3

required to contribute before the due date of the Employer’s tax return, as extended, such additional amount as may be necessary to ensure that each Participant eligible to receive an allocation of the Safe Harbor Matching Contribution for the Plan Year shall receive an amount for such Plan Year equal to the lesser of 100% of the amount deferred by such Participant for such Plan Year or (i) for Plan Years ending on or before December 31, 2007, four percent (4%) of such Participant’s Annual Compensation for such Plan Year, and (ii) for Plan Years beginning on or after January 1, 2008, five percent (5%) of such Participant’s Annual Compensation for such Plan Year. The Participant shall not be required to complete a specified Period of Service or be employed on the last day of the Plan Year in order to share in this additional amount.

The Safe Harbor Matching Contribution for any Plan Year shall not exceed the maximum amount allowable as a deduction to the Employer under Code Section 404. The Safe Harbor Matching Contribution for any Plan Year on behalf of a Participant shall not exceed the Participant’s Annual Additions Limit, even if the contribution formula otherwise would require a larger contribution. The Safe Harbor Matching Contribution on behalf of each Participant shall be credited to each Participant’s Safe Harbor Matching Contribution Account and shall be 100% vested at all times.

The Employer shall provide written notice to each Employee, who is eligible to participate in the Plan under Section 2.1, that this Plan is exempt from the general nondiscrimination rules of Code Sections 401(k)(3) and 401(m)(2) prior to (i) the Employee’s Employment Commencement Date or as soon as administratively feasible thereafter, and (ii) the beginning of each Plan Year. This notice shall be provided at least 30 days, but not more than 90 days, before the beginning of each Plan Year, shall provide a comprehensive description of each Employee’s rights and obligations under the Plan, and shall be written in a manner calculated to be understood by the average Employee.

Notwithstanding the foregoing, the Employer may amend the Plan during a Plan Year to reduce or eliminate prospectively, any safe harbor contribution which is a basic matching or enhanced matching contribution provided: (i) the Administrator provides a notice to the Participants which explains the effect of the amendment, specifies the amendment’s effective date and informs Participants they will have a reasonable opportunity to modify their salary reduction agreements, and if applicable, Employee contributions; (ii) Participants have a reasonable opportunity and period prior to the effective date of the amendment to modify their salary reduction agreements, and if applicable, Employee contributions; and (iii) the amendment is not effective earlier than the later of: (a) 30 days after the Administrator gives notice of the amendment; or (b) the date the Employer adopts the amendment. If the Employer amends the Plan to eliminate or reduce the Safe Harbor Matching Contribution under this Section, it shall continue to apply all of the safe harbor requirements of this Section until the amendment or termination becomes effective, and shall also apply for the entire Plan Year, using the current year testing method, the nondiscrimination tests described in Code Sections 401(k)(3) and 401(m)(2).

4

3.3.	Employer Retirement Savings Contributions

For each Plan Year, the amount of the Employer Retirement Savings Contribution to the Trust Fund will equal the amount that the Employer may from time to time determine and authorize. Although the Employer may authorize contributions to this Plan whether or not the Employer or the Participating Employers, if any, have net profits, the Employer intends the Plan to be a profit sharing plan including a qualified cash or deferred arrangement for all purposes of the Code. The Employer shall not authorize contributions at such times or in such amounts that the Plan in operation discriminates in favor of Highly Compensated Employees. Notwithstanding the foregoing, the Employer Retirement Savings Contributions for any Plan Year shall not exceed the applicable maximum amount allowable as a deduction to the Employer or a Participating Employer under Code Section 404. The Employer Retirement Savings Contributions allocated to each Participant shall be credited to such individual’s Retirement Savings Contribution Account under the formula provided in Section 5.2(b).

3.4.	Rules Governing Deposits of Contributions
(a)	Salary Reduction Contributions accumulated through payroll deductions shall be paid to the Trustee with reasonable promptness and not later than the fifteenth (15th) working day of the succeeding month following the payroll deductions.

(b)	The Employer shall pay to the Trustee the Employer Contributions (other than Salary Reduction Contributions) at any time and from time to time; except that the total Employer Contribution for any Plan Year shall be paid in full not later than the time prescribed by Code Section 404(a)(6) to enable the Employer to obtain a deduction on its federal income tax return for the Employer’s taxable year. The total Employer Contribution (other than Salary Reduction Contributions) for any Plan Year shall be deemed made on the Anniversary Date of that Plan Year immediately following such contribution, except for contributions made after the end of the Plan Year, but within the time prescribed by Code Section 404(a)(6) which shall be deemed made on the last day of the Plan Year.

(c)	On payment to the Trustee, all Employer Contributions shall be added immediately to and become a part of the Trust Fund.

(d)	All Salary Reduction Contributions and Safe Harbor Matching Contributions shall be credited to the Salary Reduction Contribution Account and the Safe Harbor Matching Contribution Account, respectively, of each Participant as of each Allocation Date. All Employer Retirement Savings Contributions, if any, shall be credited to the Employer Retirement Savings Contribution Account of each Participant as of each Anniversary Date.

5

3.5.	Participant Voluntary After Tax Contributions

This Plan does not permit or accept Participant Voluntary After Tax Contributions.
* * * * *
ARTICLE IV
Investment of Accounts
4.1.	Investment of Accounts by Participants

Each Participant shall designate, in accordance with the following subsections and the procedures established from time to time by the Committee, the manner in which the amounts allocated to each of his Individual Accounts shall be invested among the investment funds made available from time to time by the Committee for this purpose.
(a)	A Participant may designate one of such Investment Funds for all amounts allocated to his Individual Accounts, or he may split the investment of such amounts among such Investment Funds in such increments as the Committee may prescribe. If a Participant fails to make a designation with respect to all or any of such amounts, then such non-designated amounts shall be invested in the Investment Fund designated by the Committee as the default Investment Fund from time to time in a uniform and nondiscriminatory manner.

(b)	A Participant may (i) change his investment designation for future contributions to be allocated to his Individual Accounts or (ii) convert his investment designation with respect to amounts already allocated to his Individual Accounts. Any such change shall be made in accordance with the procedures established by the Committee, and the frequency of such changes may be limited by the Committee.
A Participant shall be responsible for reviewing the information concerning investment directives and earnings allocations on his or her Participant statement. If there is any inaccuracy in the information contained on such statement, the Participant shall report such inaccuracies to the Committee or the Trustee within the ninety (90)-day period immediately following the date such statement was received. If a Participant fails to report an inaccuracy within this ninety (90)-day period, the Plan shall not be required to make retroactive adjustments to the Participant’s Individual Account but shall rectify any errors on a prospective basis.

4.2.	Restriction on Acquisition of Employer Securities

Notwithstanding any other provision hereof, it is specifically provided that the Trustee shall not purchase Employer Securities during any period in which such purchase is, in the opinion of counsel for the Employer or the Committee, restricted by any law or

6

regulation applicable thereto. During such period, amounts that would otherwise be invested in Employer Securities pursuant to an investment designation shall be invested in such other assets as the Trustee may in its discretion determine, or the Trustee may hold such amounts uninvested for a reasonable period pending the purchase of such securities.

4.3.	Pass-Through Voting of Employer Securities

To the extent permitted by Section 404(a) of ERISA, at each annual meeting and special meeting of the shareholders of the Employer, a Participant may direct the voting of the number of whole shares of Employer Securities attributable to his Individual Accounts as of the Valuation Date coinciding with or, if none, next preceding the record date for such meeting. The Committee shall forward or cause to be forwarded to each such Participant copies of pertinent proxy solicitation materials provided by the Employer together with a request for such Participant’s confidential instructions as to the manner in which such shares are to be voted. The Committee shall direct the Trustee to vote such shares in accordance with such instructions and, to the extent permitted by Section 404(a) of ERISA, shall also direct the Trustee as to the manner in which to vote any shares of Employer Securities at any such meeting for which the Committee has not received, or is not subject to receiving, such voting instructions.

4.4.	Stock Rights, Stock Splits, and Stock Dividends

No Participant shall have any right to request, direct, or demand that the Committee or the Trustee exercise on his behalf rights or privileges to acquire, convert, or exchange Employer Securities. The Trustee shall exercise or sell any such rights or privileges as directed by the Committee. Employer Securities received by the Trustee by reason of a stock split, stock dividend, or recapitalization shall be appropriately allocated to the Individual Accounts of each affected Participant.

4.5.	Participant Rights

For purposes of this Article IV only, the Beneficiary of a deceased Participant and any Alternate Payee under a Qualified Domestic Relations Order (as defined in Code Section 414(p)) shall have the rights of a Participant.
* * * * *

7

ARTICLE V
Allocation of Employer Contributions to Individual Accounts
5.1.	Allocation of Safe Harbor Matching Contributions
(a)	Allocation Rules. As of each Anniversary Date, but after the adjustment of Individual Accounts as provided in Article IV, the Safe Harbor Matching Contributions, allocated as of the Anniversary Date for the Plan Year which ends on the Anniversary Date, shall be allocated and credited to the Safe Harbor Matching Contribution Account of each Participant who was an eligible Participant, as determined under Section 2.1, at any time during the Plan Year and who made Salary Reduction Contributions under Section 3.1 for one or more payroll periods during the Plan Year for which the Safe Harbor Matching Contribution is made.

(b)	Allocation Formula. Safe Harbor Matching Contributions shall be allocated to each eligible Participant’s Safe Harbor Matching Contribution Account under the formula described in Section 3.2 of the Plan.

As provided under Section 3.2, the Employer may elect to pre-fund the Safe Harbor Matching Contribution for a Plan Year by allocating the Safe Harbor Matching Contribution to the Individual Accounts of eligible Participants as of the Allocation Date of each payroll period during the Plan Year. The amount of the Safe Harbor Matching Contribution to be allocated for any payroll period on behalf of a Participant shall be determined under the contribution formula described in Section 3.2, taking into account only the Participant’s eligible compensation paid for such payroll period and the Participant’s Salary Reduction Contribution for such payroll period; provided, however, that no later than the due date of the Employer’s tax return for the Plan Year, the Employer shall make an additional Safe Harbor Matching Contribution to the Individual Accounts of any Participant or Former Participant who failed to receive a Safe Harbor Matching Contribution for such Plan Year that is equal to the amount provided by the contribution formula described in Section 3.2, based on such Participant’s Annual Compensation and Salary Reduction Contributions for such Plan Year.
5.2.	Allocation of Employer Retirement Savings Contributions
(a)	Allocation Rules. As of each Anniversary Date, the Employer Retirement Savings Contributions, allocated as of the Anniversary Date, for the Plan Year which ends on the Anniversary Date shall be allocated and credited to the Employer Retirement Savings Contribution Account of each eligible Participant in the Plan on the Anniversary Date. A Participant who is employed by the Employer on the Anniversary Date for the Plan Year will be allocated Employer Retirement Savings Contributions and Participant Forfeitures under the allocation formula of Subsection (b) below. No Participant, other than one who terminated employment with the Employer during the Plan Year on account of death, Total and Permanent Disability or retiring after attaining his Normal Retirement Date, shall be entitled to have any Employer Retirement Savings Contributions allocated to his Individual Account, unless the Participant shall be employed by the Employer on the Anniversary Date for the Plan Year.

(b)	Allocation Formula. The Committee shall allocate the Employer Retirement Savings Contributions and Participant Forfeitures, if any, to each eligible Participant’s Employer Retirement Savings Contribution Account in the same ratio that each Participant’s Annual Compensation for the Plan Year bears to the total Annual Compensation of all Participants for the Plan Year.
5.3.	Suspension of the Allocation Rules Applicable to Employer Retirement Savings Contributions in order to Satisfy Code Section 410(b) Requirements

For any Plan Year, if the allocation of the Employer Retirement Savings Contribution to eligible Participants fails to satisfy the ratio percentage test under Code Section 410(b)(1)(B) for the Plan Year, the Employer may elect to suspend the requirements to share in the allocation of such contribution for such Plan Year. If this paragraph applies for a Plan Year, the Committee will suspend the requirements to share in the allocation of the Employer Retirement Savings Contribution for a given Plan Year in the following manner.
(a)	The Committee will identify the termination date for each Participant who terminated employment with the Employer during the Plan Year. The Committee shall then designate as “Includable Employees” all such Participants other than: (i) those individuals excluded from participating in the Plan for the entire Plan Year under Section 2.1(c) and (ii) any Participant who terminates employment with the Employer during the Plan Year and fails to complete at least 91 consecutive calendar days for such Plan Year.

(b)	The Committee will suspend the accrual requirements for Includable Employees who are Participants, beginning first with the Includable Employee(s) employed with the Employer on the next to last day of the Plan Year.

(c)	If the Plan does not satisfy the ratio percentage test under Code Section 410(b)(1) once the accrual requirements for the individuals identified in (b) above are suspended, the Committee shall suspend the accrual requirements for the Includable Employee(s) who have the next latest termination of employment date during the Plan Year, and continuing to suspend in descending order the accrual requirements for each Includable Employee who terminated employment, from the latest to the earliest termination date, until the Plan satisfies the ratio percentage test under Code Section 410(b)(1) the Plan Year.

(d)	If two or more Includable Employees terminated employment on the same day, the Committee will suspend the accrual requirements for all such Includable Employees, irrespective of whether the Plan can satisfy the ratio percentage test under Code Section 410(b)(1) by accruing benefits for fewer than all such Includable Employees.

(e)	If the Plan suspends the accrual requirements for an Includable Employee, that Employee will share in the allocation of Employer contributions and Participant Forfeitures, if any, without regard to whether he is employed by the Employer on the last day of the Plan Year.

(f)	If the Employer’s Plan includes Employer matching contributions subject to Code Section 401(m), this suspension of accrual requirements shall apply separately to the Code Section 401(m) portion of the Plan, and the Committee will treat an Employee as benefiting under that portion of the Plan if the Employee is an “eligible employee” for purposes of the Code Section 401(m) nondiscrimination test.

(g)	For purposes of the ratio percentage test under Code Section 410(b)(1), an Employee is benefiting under the Plan on a particular date if he or she is entitled to an allocation for the Plan Year under this Section or as otherwise provided under applicable Treasury Regulations.
5.4.	Limitations on Allocations under Code Section 415
(a)	Defined Contribution Plan Limits. The amount of Annual Additions which the Committee may allocate under this Plan on a Participant’s behalf for a Limitation Year may not exceed the Maximum Permissible Amount. If the amount the Employer otherwise would contribute to the Participant’s Individual Account would cause the Annual Additions for the Limitation Year to exceed the Maximum Permissible Amount, the Employer will reduce the amount of its contribution so the Annual Additions for the Limitation Year will equal the Maximum Permissible Amount. If an allocation of Employer contributions pursuant to Article V would result in an Excess Amount (other than an Excess Amount resulting from the circumstances described in Subsection 5.4(c)) to the Participant’s account, the Committee will reallocate the Excess Amount to the remaining Participants who are eligible for an allocation of Employer contributions for the Plan Year in which the Limitation Year ends. The Committee will make this reallocation on the basis of the allocation method under the Plan as if the Participant whose Individual Account otherwise would receive the Excess Amount is not eligible for an allocation of Employer contributions.

(b)	Estimation. Prior to the determination of the Participant’s actual 415 Compensation for a Limitation Year, the Committee may determine the Maximum Permissible Amount on the basis of the Participant’s estimated 415 Compensation (as defined in Subsection 5.4(e) for the Limitation Year). The Committee must make this determination on a reasonable and uniform basis for all Participants similarly situated. The Committee must reduce any Employer contributions (including any allocation of Forfeitures) based on estimated 415 Compensation by any Excess Amounts carried over from prior years. As soon as administratively feasible after the end of the Limitation Year, the Committee will determine the Maximum Permissible Amount for the Limitation Year based on the Participant’s actual 415 Compensation for the Limitation Year.

(c)	Disposition of Excess Amount. If pursuant to Subsection 5.4(b) or because of an allocation of Forfeitures, there is an Excess Amount attributable to a Participant for a Limitation Year, then the Committee will dispose of the Excess Amount as follows:
(i)	The Committee shall return any nondeductible Participant Voluntary After Tax Contributions to the Participant to the extent that the return would reduce the Excess Amount.

(ii)	If, after the application of clause (i) an Excess Amount still exists, and the Plan covers the Participant at the end of the Limitation Year, then the Committee will use the Excess Amounts to reduce future Employer contributions (including any allocation of Forfeitures) under the Plan for the next Limitation Year and for each succeeding Limitation Year, as is necessary, for the Participant. The Participant may elect to limit 415 Compensation for allocation purposes to the extent necessary to reduce the allocation for the Limitation Year to the Maximum Permissible Amount and eliminate the Excess Amount.

(iii)	If, after the application of clause (i) an Excess Amount still exits and the Plan does not cover the Participant at the end of the Limitation Year, then the Committee shall hold the Excess Amount in a suspense account and use the Excess Amount to reduce Employer contributions on behalf of remaining Participants and shall allocate and reallocate to the Individual Accounts of remaining Participants in succeeding Limitation Years to the extent permissible under the foregoing limitations, prior to any further Annual Additions to the Plan. If the Plan should be terminated or contributions should be completely discontinued, the funds in the suspense account will be allocated to the extent not prohibited by Code Section 415. Any suspense account shall not be adjusted for investment gains or losses of the Trust Fund.

(iv)	The Committee will not distribute any Excess Amount(s) to Participants or to Former Participants.

(v)	Notwithstanding the foregoing sentence and the foregoing clauses (i) through (iv), the Committee may distribute Salary Reduction Contributions or return Voluntary After Tax Contributions, to the extent the distribution or return would reduce the excess amounts in the Participant’s Individual Accounts.
(d)	Multiple Defined Contribution Plan Limits. If the Employer, Participating Employer and any Related Employers maintain any other qualified defined contribution plan, the amount of the Annual Addition which may be allocated to a Participant’s Individual Accounts in this Plan shall not exceed the Maximum Permissible Amount, reduced by the amount of Annual Additions to such Participant’s accounts for the same Limitation Year in the other plan(s). The Excess Amount attributed to this Plan equals the product of:
(i)	the total Excess Amount allocated as of such date (including any amount the Committee would have allocated but for the limitations of Code Section 415), multiplied by

(ii)	the ratio of
(A)	the amount allocated to the Participant as of such date under this Plan, divided by

(B)	the total amount allocated as of such date under all qualified defined contribution plans (determined without regard to the limitations of Code Section 415).
(e)	Definitions. For purposes of the limitations of Code Section 415 set forth in this Section, the following definitions shall apply:
(i)	Annual Additions means the sum of the following amounts allocated on behalf of a Participant for a Limitation Year:
(A)	all Employer contributions;

(B)	all Forfeitures;

(C)	all Voluntary After Tax Contributions;

(D)	excess contributions described in Code Section 401(k) and excess aggregate contributions described in Code Section 401(m), irrespective of whether the Plan distributes or forfeits such Excess Amounts, and Excess Salary Deferrals described in Code Section 402(g), unless the Excess Salary Deferrals are distributed no later than the first April 15 following the close of the Participant’s taxable year;

(E)	Excess Amounts reapplied to reduce Employer contributions under this Section 5.4.

(F)	amounts allocated to an individual medical account, as defined in Code Section 415(l)(2), included as part of a pension or annuity plan maintained by the Employer;

(G)	contributions which are attributable to post-retirement medical benefits allocated to the separate account of a Key Employee as defined in Code Section 419A(d)(3), under a welfare benefit fund, as described in Code Section 419(e), maintained by the Employer, Participating Employer, and any Related Employers; and

(H)	allocations under a simplified employee pension plan.
(ii)	415 Compensation means the total amount of salary, wages, commissions, bonuses and overtime, paid or otherwise includable in the gross income of a Participant during the Limitation Year plus any amounts excluded from a Participant’s income pursuant to Code Sections 125, 401(k) and Code Section 132(f)(4), but excluding:
(A)	contributions by the Employer, a Participating Employer, and any Related Employer to any deferred compensation plan (to the extent the contributions are not included in the Participant’s gross income for the taxable year in which contributed) or simplified employee pension under Code Section 408(k), to the extent the contributions are excludable form the Participant’s gross income (other than amounts excluded from a Participant’s income pursuant to Code Sections 125, 132(f)(4) or 401(k));

(B)	distributions from any plan of deferred compensation, whether or not such amounts are includable in the gross income of the Employees when distributed;

(C)	amounts realized from the exercise of any nonqualified stock option, or when restricted stock becomes freely transferable or is no longer subject to a substantial risk of forfeiture;

(D)	amounts realized from the sale, exchange, or other disposition of stock acquired under a qualified stock option described in Part II, Subchapter D, Chapter 1 of the Code;

(E)	premiums paid by the Employer, a Participating Employer, and any Related Employer, for group term life insurance (to the extent the premiums are not includable in the Participant’s gross income); contributions by the Employer, a Participating Employer, and any Related Employer, to an annuity under Code Section 403(b) (to the extent not includable in the Participant’s gross income); and any other amounts received under any Employer fringe benefit plan sponsored by the employers, a Participating Employer or any Related Employer (to the extent not includable in the Participant’s gross income);

(F)	any contribution for medical benefits, within the meaning of Code Section 419A(f)(2), after termination of employment which is otherwise treated as an Annual Addition; and

(G)	any amount otherwise treated as an Annual Addition under Code Section 415(l)(1).
(iii)	Employer means the Plan Sponsor and any successor corporation or business organization which may be substituted for the Plan Sponsor under this Agreement. All Related Employers shall be considered a single entity for purposes of applying the limitations of this Section. However, Participating Employers who are not Related Employers, but receive services of Employees of the Employer under an employee leasing arrangement shall be treated as separate employers for purposes of these top-heavy rules.

(iv)	Excess Amount means the excess of the Participant’s Annual Additions for the Limitation Year over the Maximum Permissible Amount, less administrative charges allocable to such Excess Amount.

(v)	Limitation Year means the Limitation Year specified in the Plan.

(vi)	Maximum Permissible Amount means, pursuant to Appendix A.1.2., the lesser of:
(A)	the Defined Contribution Dollar Limitation, or

(B)	one hundred percent (100%) of the Participant’s 415 Compensation, within the meaning of Code Section 415(c)(3) for a Limitation Year with respect to any Participant.
Defined Contribution Dollar Limitation means $40,000, as adjusted for increases in the cost of living under Code Section 415(d). The compensation limit referred to in (B) shall not apply to any contribution for medical benefits after separation from service (within the meaning of Code Section 401(h) or 419A(f)(2)).
5.5.	Post-Allocation Adjustments to Accounts

After the amount or amounts have been allocated and credited to each Participant’s Employer Contribution Account, as provided in this Article, the then value of each Employer Contribution Account shall remain unchanged until the next Accounting Date. Notwithstanding the foregoing, the Participant’s Employer Contribution Account may be adjusted prior to the next Accounting Date under other provisions in this Agreement authorizing the Committee to reduce the Participant’s Individual Accounts by disbursements properly chargeable to them or increased by funds received and credited to them.

5.6.	Employer Contribution Accounts Defined

For purposes of this Article, reference to the Employer Contribution Accounts of Participants shall include the Employer Contribution Accounts of those Participants who die, become disabled or retire during the Plan Year considered.
* * * * *

ARTICLE VI
In-Service Distributions
6.1.	Withdrawal from Certain Individual Accounts Upon Attainment of Age 59 1/2

Prior to termination of employment and upon attainment of age 59 1/2, a Participant shall have the right to request withdrawal of all or any portion from the Participant’s fully vested and Nonforfeitable Individual Accounts. Amounts withdrawn shall come, first, from the Participant’s Rollover Account; second, from his Employer Retirement Savings Contribution Account; third, from his Matching Contribution Account; and finally, from his Salary Reduction Contribution Account. All determinations of the amount credited to such accounts shall be made as of the most recent Valuation Date. A Participant shall make an election under this Section in the manner and format prescribed by the Committee, including electronic delivery, at any time during the Plan Year for which the election will be effective. In the election, whether written or electronic, the Participant shall specify the desired percentage or dollar amount to be distributed by the Trustee to the Participant. Furthermore, the Participant’s election shall relate solely to the dollar amount specified in the election form. The Participant’s right to elect to receive an amount, if any, for a particular Plan Year greater than the dollar amount specified in the election form shall terminate on the Anniversary Date. The Trustee shall distribute to a Participant as elected under this Section within the ninety (90) day period, or as soon as administratively feasible, after the Participant files the election with the Committee. The Trustee shall distribute the balance of the Participant’s Individual Accounts not distributed pursuant to the election(s) according to the form of distribution selected under Article IX when the Participant terminates employment with the Employer.
6.2.	Withdrawal from Certain Accounts Prior to Attainment of Age 59 1/2 or Account of Financial Hardship
(a)	General Order of Distribution. Prior to termination of employment and before attainment of age 59 1/2, a Participant shall have the right to request a withdrawal in an amount sufficient to satisfy a financial hardship, as defined in Subsection (b), from the Participant’s fully vested and Nonforfeitable in the following priority: (1) Rollover Account, (2) Employer Retirement Savings Contribution Account, (3) Matching Contribution Account, other than Safe Harbor Matching Contribution Account. If the amounts available to the Participant from these accounts are not sufficient to satisfy the Participant’s financial hardship, the remainder may be withdrawn from the Participant’s Salary Reduction Contribution Account, other than accumulated earnings, Qualified Non-Elective Contributions and Qualified Matching Contributions.

(b)	Hardship Distribution Rules. Distribution may be made to a Participant in the event of financial hardship. For purposes of this Section, a “hardship distribution” is a distribution that is necessary to satisfy an immediate and heavy financial need of an Employee who lacks other available resources to satisfy such need.

(i)	A distribution will be considered to satisfy an immediate and heavy need of a Participant if the distribution is for:
(A)	expenses incurred for or necessary to obtain medical care that would be deductible under Code Section 213(a) (determined without regard to whether the expenses exceed 7.5% of adjusted gross income), of the Participant, the Participant’s spouse, children, or dependents;

(B)	costs directly related to the purchase, excluding mortgage payments, of a principal residence for the Employee;

(C)	payment of tuition, related educational fees, and room and board expenses, for up to the next twelve (12) months of post-secondary education for the Participant, the Participant’s spouse, children or dependents (as defined in Code Section 152, and, for taxable years beginning on or after January 1, 2005, without regard to Code Section 152(b)(1), (b)(2) and (d)(1)(B));

(D)	payment necessary to prevent the eviction of the Employee from, or a foreclosure on the mortgage of, the Employee’s principal residence;

(E)	payment for burial or funeral expenses for the Participant’s deceased parent, spouse, children or dependents (as defined in Code Section 152, and, for taxable years beginning on or after January 1, 2005, without regard to Code Section 152(d)(1)(B)); or

(F)	expenses for the repair of damage to the Participant’s principal residence that would qualify for the casualty deduction under Code Section 165 (determined without regard to whether the loss exceeds 10% of adjusted gross income).
(ii)	A distribution will be considered necessary to satisfy an immediate and heavy financial need of a Participant who lacks other available resources only if:
(A)	the Participant has obtained all distributions, other than hardship distributions, and all nontaxable loans under all plans maintained by the Employer; and

(B)	the distribution is not in excess of the amount of an immediate and heavy financial need, including amounts necessary to pay any federal, state or local income taxes or penalties reasonably anticipated to result from the distribution.
(iii)	In addition to the conditions above:

(A)	each plan maintained by the Employer or a legally enforceable arrangement provide that the Employee’s Salary Reduction Contributions and Voluntary After Tax Contributions, if any, will be suspended for six (6) months, pursuant to Appendix A.1.9, after the receipt of the hardship distribution.

(B)	Any hardship withdrawal to a Participant made pursuant to this Section shall be increased by an amount equal to the lesser of:
(1)	all federal, state, and local income taxes and associated penalties (including, if applicable, the additional income tax described in Code Section 72(t)) imposed with respect to such hardship withdrawal; or

(2)	the amount, if any, in such Participant’s Salary Reduction Contribution Account in excess of such hardship withdrawal.
(C)	All distributions that may be made pursuant to this Section are subject to the spousal and participant consent requirements, if applicable, of Code Sections 401(a)(11) and 417 (which currently do not apply to this Plan)

(D)	Hardship distributions shall not be made to any individual who (i) is not included on the U.S. payroll of the Company or any Subsidiary, or (ii) has been designated by the Company as having a “permanent transfer” outside the United States.
(c)	Statutory Restriction on Disbursements. Amounts held in the Salary Reduction Contribution Account of a Participant, including Qualified Non-Elective Contributions and Qualified Matching Contributions, if any, may not be distributable prior to the earliest of:
(i)	Severance from Employment, Total and Permanent Disability or death. For purposes of these distribution restrictions, “Severance from Employment” means when an Employee ceases to be an Employee of the Employer maintaining the Plan. An Employee does not have a Severance from Employment if, in connection with a change of employment, the Employee’s new employer maintains the Plan with respect to the Employee, by assuming sponsorship of the Plan or by accepting a transfer of Plan assets and liabilities (within the meaning of Code Section 414(l)) with respect to the Employee;

(ii)	Attainment of age fifty-nine and one-half (59 1/2) years;

(iii)	Plan termination without establishment of an alternative defined contribution plan, other than an employee stock ownership plan (as defined in Code Sections 4975(e) or 409), a simplified employee pension plan as defined in Code Section 408(k), a tax sheltered annuity plan under Code Section 403(b), a deferred compensation plan maintained by state and local governments and tax-exempt organizations under Code Section 457(b), or a SIMPLE IRA under Code Section 408(p);

(iv)	proven financial hardship, subject to the limitations in Subsection (b).
All distributions that may be made pursuant to one or more of the foregoing distributable events are subject to the spousal and participant consent requirements, if applicable, of Code Sections 401(a)(11) and 417 (but which currently do not apply to this Plan). In addition, distributions that are by reason of Plan termination, as described in paragraph (iii) above, shall be in the form of a lump sum distribution. Notwithstanding the foregoing, distributions of amounts attributable to Safe Harbor Matching Contributions shall not be permitted for any reason prior to Severance from Employment.
6.3.	Additional Restrictions on In-Service Withdrawals
(a)	All withdrawals pursuant to this Article shall be made only in the manner and within the time prior to the proposed date of withdrawal prescribed by the Committee.

(b)	No withdrawal shall be made from an Individual Account to the extent such Individual Account has been pledged to secure a loan from the Plan.

(c)	If a Participant’s Individual Account from which a withdrawal is made is invested in more than one Investment Fund, the withdrawal shall be made pro rata from each Investment Fund in which such Individual Account is invested.

(d)	All withdrawals under this Article shall be paid in cash.

(e)	Any withdrawal hereunder that constitutes an Eligible Rollover Distribution shall be subject to the Direct Rollover election described in Article IX.

(f)	This Article shall not be applicable to a Participant following termination of employment with the Employer, and the amounts in such Participant’s Individual Accounts shall be distributable only in accordance with the provisions of Article VII.
* * * * *

ARTICLE VII
Distributions after Termination of Employment
7.1.	Eligibility Due to Retirement, Death or Total and Permanent Disability
(a)	Retirement. At Normal Retirement Age, a Participant shall be fully vested in the Participant’s Individual Accounts and the Trustee shall hold such Individual Accounts for the Participant’s benefit. If a Participant retires (or otherwise terminates employment) on or after the Participant’s Normal Retirement Date, the Committee shall credit and adjust the Participant’s Individual Accounts as provided in Articles IV and V, as of the Valuation Date immediately preceding a distribution pursuant to Section 7.3 below.

(b)	Death. Upon death, a Participant shall be fully vested in his Individual Accounts and the Trustee shall hold such Individual Accounts for the benefit of the Participant’s Designated Beneficiary or Beneficiaries. The Committee shall credit and adjust the deceased Participant’s Individual Accounts as provided in Articles IV and V, as of the Valuation Date immediately preceding the date of a distribution pursuant to Section 7.3 below. A Participant’s Designated Beneficiary or Beneficiaries shall be entitled to benefits under Section 7.3 after the death of the Participant or Former Participant. This provision shall only apply to an individual who is employed by the Employer at the time of his or her death.

(c)	Total and Permanent Disability. Upon termination of employment due to Total and Permanent Disability, a Participant shall be fully vested in his or her Individual Accounts and the Trustee shall hold the Individual Accounts for the Participant’s benefit. The Committee shall credit and adjust the Individual Accounts of a disabled Participant, as provided in Articles IV and V, as of the Valuation Date immediately preceding the date of a distribution pursuant to Section 7.3 below. A disabled Participant shall be entitled to benefits under Section 7.3 after the Participant’s date of Total and Permanent Disability.
7.2.	Eligibility Due to Termination of Employment
(a)	General. If a Participant’s employment by the Employer shall terminate for any reason other than retirement, death or Disability, the Participant shall become vested in his or her Individual Accounts as provided in Subsection (b) below, and the Trustee shall hold the Nonforfeitable portion of the Participant’s Account Balance in his Individual Accounts for the Participant’s benefit. The Committee shall credit and adjust the Individual Accounts of the terminated Participant, as provided in Articles IV and V, as of the Valuation Date immediately preceding the date of the distribution pursuant to Section 7.3 below. A terminated Participant shall be entitled to benefits under this Section 7.2 and Section 7.3 after the Participant’s date of termination of employment.

(b)	Vesting for Participants with Service Credited on and after January 1, 2005. A Participant to whom Subsection 7.2(a) applies shall be 100% vested at all times in amounts credited to his Participant Contribution Accounts. In addition, the Participant shall also be entitled to receive 100% of the balance credited to the Participant’s Employer Contribution Accounts, provided the Employer’s HR Direct personnel system classified such Participant as actively employed by the Employer or a Related Employer on January 1, 2005. For this purpose, the term “actively employed” includes both a Participant who completed at least one (1) Hour of Service on January 1, 2005 as an Employee of the Employer or a Related Employer and a Participant who on January 1, 2005 was on an authorized leave of absence or a maternity or paternity leave of absence and who did not incur a Break in Service during the 2005 Plan Year.

(c)	Transfers between Employers. A Participant’s transfer of employment from the Employer to a Related Employer, or any transfer from one Related Employer to another Related Employer, shall not be considered to be a termination of employment for purposes of this Plan. This provision shall apply without regard to whether such Related Employer is classified as a Participating Employer under this Plan’s terms.
7.3.	Payment of Benefits
(a)	Retirement, Death, Disability and Termination Benefits. As soon as administratively feasible after a Participant terminates employment, and the Committee has credited and adjusted the Individual Accounts of a Participant as provided in Sections 7.1 and 7.2, the Trustee shall make payments to the Participant or his Designated Beneficiary or Beneficiaries pursuant to Article IX, subject to the mandatory distribution requirements of Article VIII and the Qualified Joint and Survivor Annuity requirements of Section 9.6, if applicable. The Committee shall charge each payment to the Participant’s Individual Accounts and payments shall continue until the Nonforfeitable Account Balance is paid to the Participant in full. Notwithstanding the preceding, in the event of a Participant’s death, the Committee shall distribute the Participant’s Individual Accounts no less rapidly than is required under Article VIII.

(b)	Commencement of Payments, Automatic Distribution. Unless a Participant elects otherwise, payment of benefits shall commence not later than the sixtieth (60th) day after the end of the Plan Year in which the latest of the following events occurs: (i) the date on which the Participant attains the earlier of age sixty-five (65) or Normal Retirement Age under the Plan; (ii) the tenth (10th) anniversary of the year in which the Participant commenced participation in the Plan; or (iii) the date on which the Participant terminates employment with the Employer. These payments shall commence after the Plan has satisfied all applicable notification and election requirements contained herein and in the Plan’s standard administrative procedures. Notwithstanding the foregoing, a Participant may not defer commencement of benefits or elect a form of installment payment which would result in the Participant receiving less than fifty-one percent (51%) of the total benefits to be paid during the Participant’s life expectancy.

(c)	Cash Out Distributions.
(i)	Notwithstanding the foregoing paragraph (b), if a Participant terminates employment with the Employer and the Participant’s Nonforfeitable Account Balance determined under Sections 7.1 or 7.2 is $1,000 or less after excluding amounts attributable to the Participant’s Rollover Account in accordance with Appendix A.1.7, the Committee may direct the Trustee to make immediate distribution to the Participant in the form of a lump sum distribution; provided, however, the Trustee shall not make a lump sum distribution after benefit distributions have commenced, without the written consent of the Participant and, if required by law, his spouse’s consent.

(ii)	If a Participant terminates employment with the Employer and the Participant’s Nonforfeitable Account Balance determined under Sections 7.1 or 7.2 is greater than $1,000 but less than $5,000, after including amounts attributable to the Participant’s Rollover Account, and the Participant does not elect to have such distribution paid directly to an Eligible Retirement Plan specified by the Participant in a Direct Rollover or to receive the distribution directly in accordance with Article IX, then the Plan shall pay the distribution in a Direct Rollover to an individual retirement account designated by the Committee. The Committee shall cause the Plan to satisfy any and all applicable notification requirements prior to the occurrence of any distribution under this provision.

(iii)	Notwithstanding any contrary provision, if the Participant’s Nonforfeitable Account Balance is greater than $5,000, the Trustee shall make no distribution without the Participant’s and the spouse’s consent pursuant to Article IX until the later of attainment of age sixty-two (62) years or attainment of Normal Retirement Age. The foregoing sentence shall not apply after the death of the Participant.

(iv)	The provisions of this Section 7.3 shall apply to any Alternate Payee immediately following the date that such individual’s Qualified Domestic Relations Order is approved and implemented by the Administrator.
* * * * *

ARTICLE VIII
Mandatory Distribution of Benefits
8.1.	General

Pursuant to and in accordance with the minimum distribution requirements under Code Section 401(a)(9) and the applicable Treasury Regulations, as adopted by the Plan Sponsor and set forth in Appendix B attached hereto, the Committee shall direct the Trustee to distribute a Participant’s Nonforfeitable Account Balance to the Participant or, if the Participant is deceased, to the Participant’s Designated Beneficiary under a method of payment, which as of the Required Beginning Date, satisfies the minimum distribution requirements under Code Section 401(a)(9) and the applicable Treasury Regulations.
8.2.	Form of Distribution

Under no circumstances may a Participant elect payment of benefits in the form of an annuity; provided, however, that any individual who is eligible to receive a distribution in the form of an annuity may direct the Administrator to distribute his entire account in the form of an annuity contract which contains distribution terms that satisfy the requirements of Code Section 401(a)(9) and the applicable Treasury Regulations on his Required Beginning Date. All distributions required under this Article shall be determined in the manner set forth herein and made under Code Section 401(a)(9) and the applicable Treasury Regulations, including the minimum distribution incidental benefit requirements of Treas. Reg. § 1.401(a)(9)-2. A mandatory distribution at the Participant’s Required Beginning Date will be in lump sum unless the Participant, pursuant to this Article, makes a valid election to receive an alternative form of payment.
8.3.	Limits on Distribution Periods

As of the first Distribution Calendar Year, distributions, if not make in a lump sum, may only be made over one of the following periods or a combination of such periods:
(i)	the life of the Participant;

(ii)	the life of the Participant and a Designated Beneficiary, subject to the requirements of Code Section 401(a)(9) and the applicable Treasury Regulations;

(iii)	a period certain not extending beyond the life expectancy of the Participant; or

(iv)	a period certain not extending beyond the joint and last survivor expectancy of the Participant and a Designated Beneficiary.

8.4.	Mandatory Distribution of Benefits During a Participant’s Lifetime
(a)	Commencement of Benefits. The Trustee must distribute or begin to distribute the entire interest of a Participant no later than the Participant’s Required Beginning Date. The minimum distribution for the first Distribution Calendar Year is due by the Participant’s Required Beginning Date. The minimum distribution for each subsequent Distribution Calendar Year is due by the Participant’s Required Beginning Date. The minimum distribution for each subsequent Distribution Calendar Year, including the calendar year of the Participant’s Required Beginning Date, is due by December 31 of that year. A Participant’s “Required Beginning Date” shall be as follows:
(i)	For a Participant who is a Five Percent Owner, the Required Beginning Date shall commence on the first day of April following the later of:
(A)	the calendar year in which the Participant attains age seventy and one-half (70 1/2) years; or

(B)	the earlier of the calendar year with or within which ends during the Plan Year in which the Participant becomes a Five Percent Owner, or the calendar year in which the Participant retires.
(ii)	For a Participant who is not a Five Percent Owner, the Required Beginning Date is the first day of April of the calendar year immediately following the later of:
(A)	the calendar year in which the Participant attains age seventy and one-half (70 1/2); or

(B)	the calendar year in which the Participant terminates employment with the Employer.
Once distributions have begun to a Five Percent Owner under this Section, they must continue to be distributed, even if the Participant ceases to be a Five Percent Owner in a subsequent year. The Trustee must distribute or begin to distribute the entire interest of a Participant no later than the Participant’s Required Beginning Date. The minimum distribution for the first Distribution Calendar Year is due by the Participant’s Required Beginning Date. The minimum distribution for each subsequent Distribution Calendar Year, including the calendar year of the Participant’s Required Beginning date, is due by December 31 of that year. Except as provided in clause (ii) above, a Participant’s Required Beginning Date is the April 1 following the close of the calendar year in which the Participant attains age seventy and one-half (70 1/2) years.

(b)	Minimum Distribution Amount. The required minimum distribution for each calendar year is the lesser of: (1) the quotient obtained by dividing the Participant’s Account Balance as of the last Valuation Date preceding the beginning of the Distribution Calendar Year by the applicable distribution period in the Uniform Lifetime Table set forth in Treas. Reg. § 1.401(a)(9)-9, Q&A-2, using the Participant’s age as of the Participant’s birthday in the Distribution Calendar Year; or (2) if the Participant’s sole Designated Beneficiary for the Distribution Calendar Year is the Participant’s spouse and the spouse is more than ten (10) years younger than the Participant, the quotient obtained by dividing the Participant’s Account Balance by the number in the Joint and Last Survivor Table set forth in Treas. Reg. § 1.401(a)(9)-9, Q&A-3, using the Participant’s and Spouse’s attained ages as of the Participant’s and Spouse’s birthdays in the Distribution Calendar Year.

(c)	Distribution Period. The applicable distribution period for a Distribution Calendar Year, including the calendar year of the Participant’s death, is either the period stated in the Uniform Lifetime Table, set forth in Treas. Reg. § 1.401(a)(9)-9, Q&A-2, based on the Participant’s attained age, as recalculated, in each Distribution Calendar Year or, if the Participant’s spouse is the Participant’s sole Designated Beneficiary for the entire Distribution Calendar Year and the Spouse is more than ten (10) years younger than the Participant, then the applicable distribution period is the joint life expectancy factor determined under Treas. Reg. § 1.401(a)(9)-9, Q&A-3, using the Participant’s and Spouse’s attained ages, as recalculated, as of the Participant’s and Spouse’s birthdays in the Distribution Calendar Year.

The Committee will increase the Participant’s Nonforfeitable Account Balance, as determined on the relevant Valuation Date, for contributions or Forfeitures allocated after the Valuation Date by December 31 of the Valuation Calendar Year. For purposes of this valuation, the Committee will treat any portion of the minimum distribution for the first Distribution Calendar Year made after the close of that year as a distribution occurring in the first Distribution Calendar Year.
8.5.	Mandatory Distribution of Benefits Upon a Participant’s Death
(a)	Death Occurs On or After a Participant’s Required Beginning Date. If the Participant or Former Participant dies after distribution has commenced, the Trustee shall continue to distribute the remaining portion of the Participant’s or Former Participant’s Nonforfeitable Account Balance at least as rapidly as under the method of distribution used prior to the Participant’s death. The minimum distribution amount for the year of death is determined in the manner described in Section 8.4(b). The “applicable distribution period” for Distribution Calendar Years after the Distribution Calendar Year of the Participant’s death is determined as follows:
(i)	Designated Beneficiary. If the Participant has a Designated Beneficiary, determined as of September 30 of the calendar year following the calendar year of the Participant’s death, the “applicable distribution period” is the greater of: (1) the Participant’s remaining life expectancy; or (2) the Designated Beneficiary’s remaining life expectancy.

(A)	Spouse is Designated Beneficiary. If the Participant’s Designated Beneficiary is the surviving Spouse, the “applicable distribution period” is the Spouse’s life expectancy, as determined under the Single Lifetime Table, described in Treas. Reg. § 1.401(a)(9)-9, for each Distribution Calendar Year beginning after the Participant’s death based on the Spouse’s attained age, as recalculated, in each calendar year.

(B)	Nonspouse Designated Beneficiary. If the Participant’s Designated Beneficiary is not his surviving Spouse, then the “applicable distribution period” is determined under the Single Lifetime Table described in Treas. Reg. § 1.401(a)(9)-9, using the nonspouse beneficiary’s age as of the beneficiary’s birthday in the calendar year immediately following the calendar year of the Participant’s death, reducing the “applicable distribution period” by one for each calendar year thereafter. The nonspouse Designated Beneficiary’s age shall not be recalculated.
(ii)	Designated Beneficiary is Older than the Participant. If the Participant’s remaining life expectancy is greater than the Designated Beneficiary’s life expectancy, the Participant’s remaining life expectancy is the “applicable distribution period”. The remaining life expectancy is the Participant’s unrecalculated life expectancy determined under the Single Lifetime Table, described in Treas. Reg. § 1.401(a)(9)-9, using the Participant’s attained age in the year of death, and reduced by one for each calendar year thereafter.

(iii)	No Designated Beneficiary. If a Participant dies without a Designated Beneficiary, the “applicable distribution period” is the remaining life expectancy of the Participant. The remaining life expectancy is the Participant’s unrecalculated life expectancy determined under the Single Lifetime Table of Treas. Reg. § 1.401(a)(9)-9, using the Participant’s attained age in the year of death, reduced by one for each calendar year thereafter.
(b)	Death Occurs Before a Participant’s Required Beginning Date.
(i)	Designated Beneficiary. If the Participant or Former Participant dies before the Participant’s Required Beginning date, the Trustee shall complete distribution of the Participant’s or Former Participant’s Nonforfeitable Account Balance by December 31 of the calendar year containing the fifth (5th) anniversary of the Participant’s or Former Participant’s death. If the Participant’s surviving Spouse is the Participant’s sole Designated Beneficiary and the surviving spouse dies after the Participant but before distributions to either the Participant or the surviving spouse begin, this paragraph (b) shall apply as if the surviving spouse were the Participant.

(ii)	No Designated Beneficiary. If the Participant or Former Participant dies before the Participant’s Required Beginning date and there is no Designated Beneficiary as of September 30 of the year following the year of the Participant’s death, distribution of the Participant’s entire Nonforfeitable Account Balance will be completed by December 31 of the calendar year containing the fifth (5th) anniversary of the Participant’s death.
(iii)	Death of Surviving Spouse before Distributions to Surviving Spouse are Required to Begin. If the Participant dies before his Required Beginning Date, the Participant’s surviving Spouse is the Participant’s sole Designated Beneficiary, and the surviving Spouse dies before distributions are required to begin to the surviving Spouse under this Section 8.5(b), distribution shall commence at the time specified under Section 8.5(b)(i) as if the surviving Spouse were the Participant.
(c)	Time and Manner of Distribution. Distributions under this Section 8.5 are considered to begin on the Participant’s Required Beginning Date. If the Participant’s surviving Spouse is the Participant’s sole Designated Beneficiary and the surviving Spouse dies after the Participant but before distributions to either the Participant or the surviving spouse begin, the distributions are considered to begin on the date distributions are required to begin to the surviving Spouse. If distributions under an annuity purchased from an insurance company irrevocably commence to the Participant before the Participant’s Required Beginning Date (or to the Participant’s surviving Spouse before the date distributions are required to begin to the surviving Spouse), the date distributions are considered to begin is the date distributions actually commence.
8.6.	Definitions
(a)	Designated Beneficiary means, pursuant to Appendix B.5.1, the individual who is designated as the Beneficiary under the Plan and is the designated beneficiary under Code Section 401(a)(9) and the applicable Treasury Regulations.

(b)	Distribution Calendar Year means, pursuant to Appendix B.5.2., a calendar year for which a minimum distribution is required. For distributions beginning before the Participant’s death, the first Distribution Calendar Year is the calendar year immediately preceding the calendar year which contains the Participant’s Required Beginning Date. For distributions beginning after the Participant’s death, the first distribution calendar year is the calendar year in which distributions are required to begin under Section 8.5. The required minimum distribution for the Participant’s first distribution calendar year will be made on or before the Participant’s Required Beginning Date. The required minimum distribution for other distribution calendar years, including the required minimum distribution for the distribution calendar year in which the Participant’s required Beginning Date occurs, will be made on or before December 31 of that Distribution Calendar Year.

(c)	Life expectancy, means the period of time during which minimum distributions are required to be made to the Participant or the Participant and his Designated Beneficiary based on the Uniform Lifetime Table or the Single Lifetime Table, as applicable, described in Treas. Reg. § 1.401(a)(9)-9.

(d)	Nonforfeitable Account Balance means the Account Balance as of the last Valuation Date in the calendar year immediately preceding the Distribution Calendar Year (Valuation Calendar Year), increased by the amount of any contributions or Forfeitures allocated to the Account Balance as of the dates in the Valuation Calendar Year after the Valuation Date and decreased by distributions made in the Valuation Calendar Year after the Valuation Date. If any portion of the minimum distribution for the first Distribution Calendar Year is made in the second Distribution Calendar Year on or before the Required Beginning Date, the amount of the minimum distribution made in. the second Distribution Calendar Year shall be treated as if it had been made in the immediately preceding Distribution Calendar Year.
* * * * *

ARTICLE IX
Optional Forms of Distribution
9.1. Forms of Payment of Benefits
(a)	Subject to the survivor annuity requirements of Section 9.6 below, if applicable, a Participant, Former Participant or Beneficiary shall receive a distribution of his or her benefits in a single lump sum, payable in cash at the fair market value when distributed.

(b)	Notwithstanding the above, a Participant shall have the right to receive payment of his benefits in any optional form of benefit payment to which that Participant would have been entitled under a plan sponsored by a Predecessor Employer in which that Participant was a Participant.

(c)	Notwithstanding the foregoing, a distribution made pursuant to this Section shall be subject to the immediate distribution provisions of Subsection 7.3(c).
9.2. Direct Rollover Benefit
(a)	Direct Rollover. Notwithstanding any provision of the Plan to the contrary that would otherwise limit a Distributee’s election under this Section, a Distributee may elect, at the time and in the manner prescribed by the Administrator, to have any portion of an Eligible Rollover Distribution paid directly to an Eligible Retirement Plan specified by the Distributee in a Direct Rollover. However, if the Eligible Retirement Plan contains a cash or deferred arrangement, the Trustee must reasonably conclude, prior to permitting a Direct Rollover, that the transferee plan will continue the distribution restrictions described in Section 6.2(b) on any amounts included in the Direct Rollover that are attributable to the Participant’s Salary Reduction Contributions.

(b)	Definitions
(i)	Eligible Rollover Distribution. An Eligible Rollover Distribution is any distribution of all or any portion of the balance to the credit of the Distributee, except that an Eligible Rollover Distribution does not include: any distribution that is one of a series of substantially equal periodic payments (not less frequently than annually) made for the life (or life expectancy) of the Distributee or the joint lives (or joint life expectancies) of the Distributee and the Distributee’s Designated Beneficiary, or for a specified period of ten years or more; any distribution to the extent such distribution is required under Code Section 401(a)(9), the portion of any distribution that is not includable in gross income (determined without regard to the exclusion for net unrealized appreciation with respect to employer securities) and any distribution pursuant to Section 6.2(c) hereof. Notwithstanding the foregoing, a portion of a distribution shall not fail to be an eligible rollover distribution merely because the portion consists of after-tax employee contributions which are not includable in gross income. However, such portion may be transferred only to an individual retirement account or annuity described in Code Sections 408(a) or 408(b), or to a qualified defined contribution plan described in Code Sections 401(a) or 403(a) that agrees to separately account for amounts so transferred, including separately accounting for the portion of such distribution which is includable in gross income and the portion of such distribution which is not so includable.

(ii)	Eligible Retirement Plan is an individual retirement account described in Code Section 408(a) an individual retirement annuity plan described in Code Section 408(b) an annuity plan described Code Section 403(a), an annuity contract described in Code Section 403(b) and an eligible plan under Code Section 457(b) which is maintained by a state, political subdivision of a state, or any agency or instrumentality of a state or political subdivision of a state and which agrees to separately account for amounts transferred into such plan from this Plan, or a qualified trust described in Code Section 401(a) that accepts the Distributee’s Eligible Rollover Distribution. The definition of eligible retirement plan shall also apply in the case of a distribution to a surviving spouse, or to a spouse or former spouse who is the alternate payee under a Qualified Domestic Relations Order.

(iii)	Distributee. A Distributee includes an Employee or former Employee. In addition, the Employee’s or former Employee’s Surviving Spouse and the Employee’s or former Employee’s spouse or former spouse who is the alternate payee under a qualified domestic relations order, as defined in Code Section 414(p) are Distributees with regard to the interest of the spouse or former spouse.

(iv)	Direct Rollover. A Direct Rollover is a payment by the plan to the Eligible Retirement Plan specified by the Distributee.
9.3. Election to Receive Benefits
(a)	Notwithstanding the foregoing, a Participant who leaves the employment of the Employer before his or her Normal Retirement Date may elect to leave his or her Nonforfeitable Account Balance until Normal Retirement Date. The Trustee shall, subject to the Participant’s direction, if any, invest and reinvest and shall credit and charge the Individual Accounts with their proportionate share of gains and losses of the Trust Fund pursuant to Article V until the Nonforfeitable Account Balance is paid out to the Former Participant under this Article. Any election made under this Section shall be irrevocable and shall be made no later than fourteen (14) days before the electing Participant becomes entitled to receive his or her Nonforfeitable Account Balance in the Plan. Notwithstanding the foregoing, a Participant who has elected to leave his or her Nonforfeitable

Account Balance under the management of the Trustee may later elect to have the Account Balance transferred to any pension or profit sharing plan maintained by another Employer in which the Participant has, at the time of the later election, become a Participant under the transferee plan.

(b)	The Participant, Former Participant, or Beneficiary shall elect the form or forms of payment of benefits permitted in Section 9.1 which the Committee and Trustee shall implement. Not earlier than ninety (90) days, but not later than thirty (30) days, before the Participant’s Annuity Starting Date, the Committee must provide a benefit notice to a Participant who is eligible to make an election under this Section. The Participant’s Annuity Starting Date means the first day of the first period for which an amount is paid as an annuity or any other form. The benefit notice must explain the optional forms of benefit in the Plan, including the material features and relative values of those options, and the Participant’s right to defer distribution until he or she attains Normal Retirement Age (provided such age is at least age 62).
(i)	If a distribution is one to which Code Sections 401(a)(11) and 417 do not apply, such distribution may commence less than thirty (30) days after the notice required under Treas. Reg. § 1.411(a)-11(c) is given, provided that:
(A)	the Plan Administrator clearly informs the Participant that he or she has a right to a period of at least thirty (30) days after receiving the notice to consider the decision of whether or not to elect a distribution (and, if applicable, a particular distribution option), and

(B)	the Participant, after receiving the notice, affirmatively elects a distribution.
(ii)	If a Participant, Former Participant, or Beneficiary makes an election prescribed by this Section, the Committee will direct the Trustee to distribute the Participant’s Nonforfeitable Account Balance pursuant to that election. Any election under this Section is subject to the mandatory distribution requirements of Article VIII and the survivor annuity requirements of Section 9.6 if applicable. The Participant, Former Participant or Beneficiary must make an election under this Section by filing an election form with the Committee at any time before the Trustee otherwise would commence to pay a Participant’s Account Balance under the applicable requirements of Article VII.
9.4. Minority or Disability
During the minority or disability of an individual entitled to receive benefits under this Plan, the court may direct the Committee to instruct the Trustee to make payments due the individual directly to the individual or to the spouse or a relative or to any individual or institution having custody of the individual. Neither the Committee nor the Trustee shall be required to cause or to verify the application of any payments so made, and the receipt of the payee, including the endorsement of a check or checks, shall be conclusive to all interested parties.
9.5. Unclaimed Account Procedure
The Plan does not require either the Trustee or the Committee to search for, or to ascertain the whereabouts of, any Participant or Beneficiary. At the time the Participant’s or Beneficiary’s benefit becomes distributable under Article VII, the Committee, by certified or registered mail addressed to his or her last known address of record with the Committee or the Employer, must notify any Participant or Beneficiary, that he or she is entitled to a distribution under this Plan. The notice must quote the provisions of this Section and otherwise must comply with the applicable notice requirements of Article VII. If the Participant, or Beneficiary, fails to claim his or her distributive share or make his or her whereabouts known in writing to the Committee within six (6) months from the date of mailing of the notice, the Committee will treat the Participant’s or Beneficiary’s unclaimed payable Account Balance as forfeited and will reallocate the unclaimed payable Account Balance in accordance with this Article IX. A Forfeiture under this paragraph will occur at the end of the notice period or, if later, the earliest date applicable Treasury Regulations would permit the Forfeiture. Pending Forfeiture, the Committee, following the expiration of the notice period, may direct the Trustee to segregate the Nonforfeitable Account Balance in a segregated account and to invest that segregated account in Federally insured interest bearing savings accounts or time deposits (or in a combination of both), or in other fixed income investments.

If a Participant or Beneficiary who has incurred a Forfeiture of his or her Account Balance under the provisions of the first paragraph of this Section makes a claim, at any time, for the forfeited Account Balance, the Committee must restore the Participant’s or Beneficiary’s forfeited Account Balance to the same dollar amount as the dollar amount of the Account Balance forfeited, unadjusted for any gains or losses occurring subsequent to the date of the forfeiture. The Committee will make the restoration during the Plan Year in which the Participant or Beneficiary makes the claim, first from the amount, if any, of Participant forfeitures the Committee otherwise would allocate for the Plan Year, then from the amount, if any, of the Trust Fund net income or gain for the Plan Year, and then from the amount, or additional amount, the Employer contributes to enable the Committee to make the required restoration. The Committee must direct the Trustee to distribute the Participant’s or Beneficiary’s restored Account Balance not later than 60 days after the close of the Plan Year in which the Committee restores the forfeited Account Balance. The forfeiture provisions of this Section apply solely to the Participant’s, or the Beneficiary’s Account Balance derived from Employer contributions.

Upon termination of the Plan, in lieu of the unclaimed account procedure set forth in this Section, Section 17.6 shall apply.

9.6. Qualified Joint And Survivor Annuity Requirements
The Qualified Joint and Survivor Annuity requirements do not apply to this Plan. The Plan does not provide any annuity distributions to Participants nor to Surviving Spouses. A transfer agreement described in Section 15.2 may not permit a plan which is subject to Code Section 417 to transfer assets to this Plan, unless the transfer is an elective transfer as described in Section 15.3.
* * * * *

ARTICLE X
Plan Sponsor and Participating Employers
10.1. Employer Action
Whenever the Employer is permitted or required to do or perform any act under this Agreement, it shall be done and performed by the Benefits Administration Committee or where applicable a person duly authorized to do or perform the act by its legally constituted authority.
10.2. Plan Amendment
(a)	At any time the Plan Sponsor, by formal written action, may amend or modify this Agreement in any manner it deems necessary or desirable, retroactively or prospectively, subject to the following provisions of this Article. The Trustee need only join in an amendment if it affects any duty of such Trustee.

(b)	The Plan Sponsor must make all amendments in writing, signed by the duly authorized person(s) with the legally constituted authority of the Plan Sponsor and joined in, if required by the last sentence of subparagraph (a), by the Trustee. An amendment shall become effective upon execution by the duly authorized person(s), and if required by the last sentence of subparagraph (a), by execution of the Trustee. Each amendment must state the date on which it is either retroactively or prospectively effective.

(c)	Unless it is made to secure the approval of the Commissioner of the Internal Revenue Service or other governmental bureau or agency, no amendment or modification of this Agreement by the Plan Sponsor shall:
(i)	operate retroactively to reduce or divest the then vested interest in any Individual Accounts or to reduce or divest any benefit then payable hereunder unless all Participants, Former Participants and Beneficiaries then having Individual Accounts or benefit payments affected thereby shall consent to the amendments or modifications;

(ii)	directly or indirectly affect any Participant’s Nonforfeitable percentage outside the protection of Treas. Reg. § 1.411(a)(8);

(iii)	decrease a Participant’s accrued benefit, except to the extent permitted under Code Section 412(c)(8), and reduce or eliminate Code Section 411(d)(6) protected benefits determined immediately prior to the adoption date (or, if later, the effective date) of the amendment, except as permitted by applicable Treasury Regulations. (An amendment reduces or eliminates Code Section 411(d)(6) protected benefits if the amendment has the effect of either: (A) eliminating or reducing an early retirement benefit or a retirement-type subsidy (as defined in applicable Treasury Regulations);

or (B) except as provided by applicable Treasury Regulations, eliminating an optional form of benefit. The Committee must disregard an amendment to the extent application of the amendment would fail to satisfy this paragraph. If the Committee must disregard an amendment because the amendment would violate clause (A) or clause (B), the Committee must maintain a schedule of the early retirement option or other optional forms of benefit the Plan must continue for the affected Participant); or

(iv)	affect the rights, duties or responsibilities of the Trustees, the Plan Administrator or the Committee without the written consent or approval of the Trustee, Administrator, or affected Committee member.
(d)	If the vesting schedule described in Section 7.2 is amended, a Participant’s vested interest in any contribution to which the vesting schedule in Section 7.2 applied, shall not be less than the Nonforfeitable percentage determined as of the later of the effective date of the amendment or the date of its adoption. A Participant with at least three (3) Years of Service on the last day of the election period described in this paragraph, may elect to have the Nonforfeitable percentage of the Employer Contribution Accounts determined without regard to the amendment. If a Participant fails to make an election, then the Participant shall be subject to the new vesting schedule. The election period shall commence on the date the amendment is adopted or deemed to be made and shall end sixty (60) days after the latest of:
(i)	the date of the adoption of the amendment;

(ii)	the effective date of the amendment; or

(iii)	the date the Participant receives written notice of the amendment from the Employer or Administrator.
(e)	The Employer as Plan Sponsor, without the consent of any Participating Employer, may amend the Plan and Trust, from time to time, in order to conform the Plan and Trust to any requirement for qualification of the Plan and Trust under the Code. The Plan Sponsor may not amend the Plan in any manner which would modify any election made by a Participating Employer in its Participation Agreement without the Participating Employer’s written consent. Furthermore, the Plan Sponsor may not amend the Plan in any manner which would violate the proscriptions of this Section 10.2. The Trustee does not have the power to amend the Plan and Trust.
10.3. Discontinuance, Termination of Plan
(a)	The Plan Sponsor has the right, at any time, to suspend or discontinue its contributions under the Plan to the Trust Fund, and to terminate, at any time, the Plan and the Trust created under this Agreement. The Plan will terminate on the first to occur of the following events:

(i)	the date the Plan is terminated by action of the Employer;

(ii)	the date the Employer is judicially declared bankrupt or insolvent, unless the proceeding authorized continued maintenance of the Plan; or

(iii)	the dissolution, merger, consolidation or reorganization of the Employer or the sale by the Employer of all or substantially all of its assets, unless the successor or purchaser elects and makes provision to continue the Plan, in which event the successor or purchaser will substitute itself as the Employer under this Plan.
(b)	Upon either full or partial termination of the Plan, or, if applicable, upon complete discontinuance of contributions to the Plan, the Individual Accounts of all Participants, Former Participants and Beneficiaries shall be and become fully vested and Nonforfeitable, if not otherwise fully vested under Section 7.2 of the Plan. The Trustee, in its discretion, may convert some or all of the Trust Fund to cash and shall deduct therefrom all unpaid charges and expenses, except as the same may be paid by the Employer. The Committee then shall adjust the balance of all Individual Accounts on the basis of the net cash balance and fair market value of all property in the Trust Fund. Thereafter, the Trustee shall distribute the amount to the credit of each Participant, Former Participant and Beneficiary in cash, in kind, or partly in cash and partly in kind, as the Committee shall direct. Notwithstanding the foregoing, a distribution made because of a termination of the Plan shall be subject to the mandatory distribution requirements of Article VIII, the survivor annuity requirements of Section 9.6, if applicable, and the immediate distribution provisions of Subsection 7.3(c).

(c)	To the extent that this Plan is maintained as a multiple employer plan, the provisions governing the discontinuance or termination of the Plan with respect to a Participating Employer which is not a Related Employer will be governed under Section 10.5.
10.4. Prohibition Against Reversion to Plan Sponsor or a Participating Employer
Under no circumstances or conditions, other than those specifically provided herein, shall the Trust Fund or any portion thereof revert to the Plan Sponsor or any Participating Employer or be used for or diverted to purposes other than the exclusive benefit of the Participants, Former Participants and Beneficiaries. No amendment or revocation by the Plan Sponsor of this Section may cause or permit any portion of the Trust Fund to revert to or become a property of the Plan Sponsor or any Participating Employer.
10.5. Adoption by Related Employers
(a)	With the written consent of the Plan Sponsor, any other association, corporation, or other business organization, may adopt this Plan and Trust in its entirety, participate herein and be known as a Participating Employer, by executing a properly authorized document (a “Participation Agreement”) evidencing the intent and will of the Participating Employer. The participation of a Participating

Employer that is a recipient of Leased Employee services from the Plan Sponsor shall be limited to such Leased Employees unless otherwise provided in the Participating Employer’s Participation Agreement.

(b)	The following requirements shall apply to any Participating Employer who elects to adopt this Plan pursuant to this Article:
(i)	Each Participating Employer shall be required to use the same Trustee as provided in this Agreement.

(ii)	The Trustee may, but shall not be required to, commingle, hold and invest as one (1) Trust Fund all contributions made by Participating Employers and all increments thereof.

(iii)	The transfer of any Participant from or to any corporation participating in this Plan, whether the Participant is an Employee of the Plan Sponsor or a Participating Employer, shall not affect the Participant’s rights under the Plan; all amounts credited to the Participant’s Individual Accounts, all accumulated service with the transferor or Predecessor Employer, and the length of participation in the Plan shall continue to the Participant’s credit.
(c)	All rights and values forfeited by termination of employment shall inure only to the benefit of the Employees and Participants of the Participating Employer which employed the forfeiting Participant, except, if the Forfeiture is for an Employee whose Employer is a Related Employer, then the Forfeiture shall be allocated based on Annual Compensation to all Individual Accounts of Participating Employers who are Related Employers. Should an Employee of one (“First”) Employer be transferred to a Related (“Second”) Employer the transfer shall not cause the Employee’s Account Balance, generated while an Employee of the First Employer, in any manner or by any amount, to be forfeited. The Employee’s Account Balance for all purposes of the Plan, including length of service, shall be considered as though the Employee had always been employed by the Second Employer and as such had received contributions, forfeitures, earnings or losses, and appreciation or depreciation in value of assets totaling the amount so transferred.

(d)	Upon an Employee’s transfer between Participating Employers, the Employee involved shall carry accumulated Years of Vesting Service. No transfer shall effect a termination of employment under this Agreement and the Participating Employer to which the Employee transfers shall thereupon become obligated under this Agreement to the Employee in the same manner as the Participating Employer from whom the Employee transfers.

(e)	Any expenses of the Plan and Trust which are to be paid by the Employer or borne by the Trust Fund shall be paid by each Participating Employer in the same proportion that the total amount standing to the credit of all Participants employed by the Participating Employer bears to the total amount standing to the credit of all Participants.

(f)	Any contribution made by a Participating Employer that is a Related Employer of the Employer shall be paid to and held by the Trustee for the exclusive benefit of the Employees of the Participating Employer and the Beneficiaries of the Employees, subject to all the terms and conditions of this Plan. Any payment to the Employer made by a Participating Employer that is a recipient of the services of Leased Employees pursuant to a written agreement with the Employer to the Trustee and held by the Trustee for the exclusive benefit of the Participants providing leased employee services to the Participating Employer and their Beneficiaries, subject to all the terms and conditions of this Plan.

All contributions or payments made by a Participating Employer shall be determined separately on the basis of its net profit and total Annual Compensation paid.

(g)	Based on information furnished by the Administrator, and each Participating Employer, the Committee and the Trustee shall keep separate books and records concerning the affairs of each Participating Employer and of the Account Balances of the Participants of each Participating Employer.

(h)	Each Participating Employer indemnifies and saves harmless the Employer, the Plan Sponsor, the Administrator, the members of the Committee, the Trustee, and each of their employees and agents from and against any and all loss resulting from liability to which the Employer, the Plan Sponsor, the Administrator, the Trustees or the members of the Committee, or their employees and agents, may be subjected by reason of the failure by the deemed separate plan of such Participating Employer to satisfy the minimum coverage requirements under Code Section 410(b), the nondiscrimination requirements under Code Sections 401(a)(4), 401(k), and 401(m), Code Section 415 limitations, Code Section 416 top-heavy requirements, and any other qualification requirements applicable to the Participating Employer on a deemed separate plan basis. Further, the Employer, the Plan Sponsor and each Participating Employer indemnify and save harmless the Administrator, the members of the Committee, the Trustee or their employees and agents, from and against any and all loss resulting from liability to which the Administrator and the Committee, or the members of the Committee, and each of their employees and agents, may be subjected by reason of any act or conduct (except willful misconduct or gross negligence) in their official capacities in the administration of this Trust or Plan or both, including all expenses reasonably incurred in their defense, in case the Employer, the Plan Sponsor, or the Participating Employers fail to provide such defense. The indemnification provisions of this Section do not relieve the Administrator, any Committee member, or the Trustee, or their employees and agents, from any liability he may have under ERISA for breach of a fiduciary duty. Moreover, the Administrator, the Committee members, the Trustee, the Plan Sponsor, the Participating Employers, and their employees and agents, may execute a letter agreement further delineating the indemnification agreement of this Section, provided the letter agreement is consistent with and does not violate ERISA.

(i)	Each Participating Employer shall be deemed to be a part of this Plan; however, each Participating Employer shall be deemed to have designated irrevocably the Plan Sponsor as its agent in all of its relations with the Trustee, the Committee and the Administrator under this Agreement.

(j)	Any Participating Employer shall be permitted to discontinue or revoke its participation in this Plan. Upon any discontinuance or revocation, satisfactory evidence thereof and of any applicable conditions imposed shall be delivered to the Trustee. The Trustee shall thereafter transfer, deliver and assign Contracts and other Trust Fund assets allocable to the Participants of the Participating Employer to the new plan as shall have been designated by the Participating Employer, if it has established a separate employee benefit pension plan for its employees. If no successor plan is designated, the Trustee shall retain the assets for the Employees of the Participating Employer under this Article X. No part of the corpus or income of the Trust Fund relating to the Participating Employer shall be used for or diverted to purposes other than the exclusive benefit of the Employees of the Participating Employer and the Beneficiaries of the Employees.

(k)	A withdrawal by any Participating Employer without any provision for the continuation of a plan for its Employees or, if the Participating Employer is a recipient of the services of Leased Employees, for its Leased Employees, shall constitute a termination of the Plan with respect to that Participating Employer. Withdrawal from the Plan by any Participating Employer shall not affect the continued operation of the Plan with respect to the other Employers; provided, however, in the event of the withdrawal of a Participating Employer which is a member of a group of Related Employers with respect to which the Plan constitutes a single plan and in the event that provision is made for the continuation of a defined contribution plan for its Employers separate and distinct from the Plan herein set forth, the share of the assets of the Trust Fund allocable to such group of Employers that is transferred to such other Plan shall be determined by the Committee subject to the provisions of Section 15.2.

(l)	If the Plan Sponsor discontinues or terminates the Plan under Subsection 10.3(a) above, the provisions of Subsection 10.5(d) shall govern the portion of the Plan which covers employees of a Participating Employer.
10.6.	Authority of Administrator over Participating Employers
The Administrator shall have the authority to make any and all necessary rules or regulations binding on all Participating Employers and all Participants and Beneficiaries to effectuate the purposes of this Article.
10.7.	Deficiency of Earnings or Profits

If any Participating Employer is prevented in whole or in part from making a contribution to the Trust Fund which it otherwise would have made under the Plan because of having no current or accumulated earnings or profits, or because the earnings or profits are less than the contribution which it otherwise would have made, then so much of the contribution which the Participating Employer was prevented from making may be made for the benefit of the Participating Employees of the Participating Employer by the other Participating Employers who are Related Employers. The contribution by each other Participating Employer shall be limited to the proportion of its total current and accumulated earnings or profits remaining after adjustment for its contribution to the Plan made without regard to this Section, which the total prevented contribution bears to the total current and accumulated earnings or profits of all the Participating Employers remaining after adjustment for all contributions made to the Plan without regard to this Section. A Participating Employer on behalf of whose Employees a contribution is made under this Section shall not reimburse the contributing Participating Employer unless it has otherwise agreed to do so in writing.
* * * * *

ARTICLE XI
The Committee
11.1. Committee Appointment
The Plan Sponsor shall appoint a Committee consisting of one (1) or more members. The Plan Sponsor may remove any member of the Committee at any time and a member may resign by written notice to the Plan Sponsor, such resignation to become effective upon the appointment of a substitute member or, if earlier, the lapse of thirty (30) days after such resignation is effective. Any vacancy in the membership of the Committee shall be filled by appointment made by the Plan Sponsor, but pending the filling of any vacancy, the then members of the Committee may act under this Agreement as though they alone constitute the full Committee. The Plan Sponsor shall notify the Trustee promptly of the appointment of the original Committee and of any change in the membership of the Committee. Any member of the Committee who is an Employee shall automatically cease to be a member of the Committee as of the date he terminates employment with the Employer and all Related Employers.
11.2. Committee Action and Procedure
(a)	Any and all acts and decisions of the Committee shall be by at least a majority of the then members. The Committee may delegate to any one or more of its members the authority to sign notices or other documents on its behalf or to perform ministerial acts for it, in which event the Trustee and any other person may accept the notice, document or act without question as having been authorized by the Committee.

(b)	The Committee may, but need not, call or hold formal meetings, and any decisions made or actions taken pursuant to written approval of a majority of the then members shall be sufficient.

(c)	The Committee shall maintain adequate records of its decisions, which records shall be subject to inspection by the Employer and by any Participant, Former Participant, or Beneficiary, but only to the extent that they apply to the individuals.

(d)	The Committee may designate one (1) of its members as Chairman and one (1) of its members as Secretary and may establish policies and procedures governing it if they are consistent with this Agreement.
11.3. Committee Powers and Duties
The Committee shall perform the duties and may exercise the powers and discretion given to it in this Agreement, and its decisions and actions shall be final and conclusive regarding all persons affected thereby. The Committee shall exercise its discretion at all times in a nondiscriminatory manner. Subject to any limitations stated in this Agreement, the Committee is authorized and empowered with the following powers, rights, and duties:
(a)	To select a Secretary, who need not be a member of the Committee;

(b)	To determine the rights of eligibility of an Employee to participate in the Plan, the value of a Participant’s Account Balance and the Nonforfeitable percentage of each Participant’s Individual Accounts;

(c)	To adopt written rules of procedure and regulations necessary for the proper and efficient administration of the Plan provided the rules are consistent with the terms of this Agreement and copies of all such rules and regulations are delivered to both the Plan Sponsor and the Trustee as soon as administratively feasible but no later than the effective date of the such rules and regulations;

(d)	To construe and enforce the terms of the Plan and the rules and regulations it adopts, including interpretation of the Plan documents and documents related to the Plan’s operation;

(e)	To amend the Plan to the extent the authority to do so is delegated by the Plan Sponsor;

(f)	To direct the Trustee concerning the crediting and distribution of the Trust;

(g)	To review and render decisions respecting a claim for, or denial of a claim for, a benefit under the Plan;

(h)	To furnish the Employer with information which the Employer may require for tax or other purposes;

(i)	To engage the service of agents whom it may deem advisable to assist it with the performance of its duties;

(j)	To engage the services of an Investment Manager or Managers (as defined in ERISA Section 3(38)), each of whom will have full power and authority to manage, acquire or dispose, or direct the Trustee with respect to acquisition or disposition, of any Plan asset under its control;

(k)	To establish, in its sole discretion, a nondiscriminatory policy, pursuant to this Section, which the Trustee must observe in making loans, if any, to Participants and Beneficiaries;

(l)	To establish and maintain a funding standard account and to make credits and charges to the account to the extent required by and in accordance with applicable Code provisions;

(m)	To adopt a loan policy;

(n)	To direct the Trustee as to the exercise of rights or privileges to acquire, convert, or exchange Employer Stock; and

(o)	To establish or designate Investment Funds as investment options under the Plan as provided in Article IV.
The Committee must exercise all of its powers, duties, and discretion under the Plan in a uniform and nondiscriminatory manner.
11.4. Committee Reliance
The Trustee may rely without question on any notices or other documents received from the Committee. The Plan Sponsor and each Participating Employer shall furnish the Committee with all data and information available to the Employer, which the Committee may reasonably require to perform its functions under this Agreement. The Committee may rely without question on any data or information furnished by the Plan Sponsor and each Participating Employer.
11.5. Committee Authority
Any and all disputes which may arise involving Participants, Former Participants, Beneficiaries and/or the Trustee shall be referred to the Committee, and its decisions shall be final and conclusive regarding all affected persons. Furthermore, if any issue arises concerning the meaning, interpretation or application of any provisions of this Agreement, the decision of the Committee on any issue shall be final.
11.6. Conflicts in Interest
Notwithstanding any other provisions of this Agreement, no member of the Committee shall vote or act on any matter involving the Committee member’s rights, benefits or other participation under this Agreement.
11.7. Appointment of Agent and Legal Counsel
The Committee may engage agents to assist it and may engage legal counsel who may be counsel for the Plan Sponsor. The Committee shall not be responsible for any action taken or omitted to be taken on the advice of counsel. All reasonable expenses incurred by the Committee shall be paid by the Plan Sponsor.
11.8. Appointment of Investment Manager
The Committee may delegate investment management authority pertaining to all or a portion of the Plan assets by appointing an Investment Manager(s) and may authorize payment of the fees and expenses of the Investment Manager(s) from the Plan assets. For purposes of this Agreement, any Investment Manager so appointed shall, during the period of appointment, possess fully and absolutely those powers, rights and duties of the Trustee (to the extent delegated by the Committee) regarding the investment or reinvestment of that portion of the Plan assets over which the Investment Manager has investment management authority. An Investment Manager must be one (1) of the following:
(a)	an Investment Advisor registered under the Investment Advisors Act of 1940;

(b)	a bank, as defined in the Investment Advisors Act of 1940; or

(c)	an insurance company qualified to manage, acquire, or dispose of Plan assets under the laws of more than one (1) state.
Any Investment Manager shall acknowledge in writing to the party making the appointment and to the Trustee that it is a fiduciary respecting the Plan. During any period when the Investment Manager is appointed and serving, and regarding those assets in the Plan over which the Investment Manager exercises investment management authority, the Trustee’s responsibility shall be limited to holding assets as a custodian, providing accounting services, disbursing benefits as authorized, and executing investment instructions only as directed by the Investment Manager. Any certificates or other instrument duly signed by the Investment Manager (or the authorized representative of the Investment Manager), purporting to evidence any instruction, direction or order of the Investment Manager regarding the investment of those assets of the Plan over which the Investment Manager has investment management authority, shall be accepted by the Trustee as conclusive proof thereof. The Trustee also shall be fully protected in acting in good faith on any notice, instruction, direction, order, certificate, opinion, letter, telegram or other document believed by the Trustee to be genuine and to be from the Investment Manager (or the authorized representative of the Investment Manager). The Trustee shall not be liable for any action taken or omitted by the Investment Manager or for any mistakes of judgment or other action made, taken or omitted by the Trustee in good faith on direction of the Investment Manager.
11.9. Annual Accounting
As soon as administratively feasible after the Accounting Date of each Plan Year, but within the time prescribed by ERISA and the applicable Labor regulations and at least annually, the Committee shall advise each Participant, Former Participant and Beneficiary for whom Individual Accounts are held under this Plan of the then balance in the Participant’s Individual Accounts and the other information ERISA requires to be furnished. No Participant except a member of the Committee shall have the right to inspect the records reflecting the Individual Accounts of any other Participant.

11.10. Funding Policy
The Committee will review, not less often than annually, all pertinent Employee information and Plan data to establish the funding policy of the Plan and to determine the appropriate methods of carrying out the Plan’s objectives. The Committee must communicate periodically, as it deems appropriate, to the Trustee and to any Plan Investment Manager the Plan’s short-term and long-term financial needs so investment policy can be coordinated with Plan financial requirements.
11.11. Indemnification
The Plan Sponsor, shall, to the extent permitted by law, indemnify and hold harmless each member of the Committee and each Employee who is a fiduciary or a delegate of the Committee against any and all expenses and liabilities arising out of his administrative functions or fiduciary responsibilities, including any expenses and liabilities that are caused by or result from an act or omission constituting the negligence of such individual in the performance of such functions or responsibilities, but excluding expenses and liabilities that are caused by or result from such individual’s own gross negligence or willful misconduct. Expenses against which such individual shall be indemnified hereunder shall include, without limitation, the amounts of any settlement or judgment, costs, counsel fees, and related charges reasonably incurred in connection with a claim asserted or a proceeding brought or settlement thereof.
* * * * *

ARTICLE XII
Administration
12.1.	Administrator Appointment

The Plan Sponsor shall be the Administrator of this Plan and shall be responsible for filing all reporting and disclosure documents required by the Department of Labor and the Internal Revenue Service in accordance with ERISA, the Code and the respective regulations. The Employer may delegate any of its duties and responsibilities as Administrator to the Committee. Service of process on the Plan or Trust may be obtained by personal service on the Employer or any Committee member.

12.2.	Summary Plan Description

The Administrator shall furnish a summary plan description to each Participant within ninety (90) days after becoming a Participant and to each Beneficiary receiving benefits under the Plan within ninety (90) days after beginning to receive benefits. Every fifth (5th) year after the Effective Date of the Plan, the Administrator shall furnish an updated summary plan description, which integrates all amendments made within the five (5) year period, to each Participant and Beneficiary receiving benefits. If no amendments have been made within the five (5) year period, the Administrator shall furnish the updated summary plan description only every tenth (10th) year. If there is a modification or change in the Plan, the Administrator shall furnish to each Participant and each Beneficiary who is receiving benefits, a summary description of the change or modification not later than two hundred ten (210) days after the end of the Plan Year in which the change is adopted.

12.3.	Summary Annual Report

The Administrator shall furnish to each Participant and each Beneficiary receiving benefits a summary of the Annual Return/Report of the Plan containing a statement of the Plan assets and liabilities, receipts and disbursements and other information fairly summarizing the Plan’s financial statement within two hundred ten (210) days after the close of each Plan Year, or an extended period as may be permitted by the Secretary of Labor.

12.4.	Individual Benefit Statements

The Administrator shall furnish to any Participant or Beneficiary receiving benefits, who requests in writing, a statement reporting the total benefits accrued and the Nonforfeitable benefits, if any, which have accrued or the earliest date on which benefits will become Nonforfeitable. For periods prior to January 1, 2007, a Participant or Beneficiary is not entitled to receive the report described in this Section more than once in every twelve (12) month period. Effective January 1, 2007, the Administrator shall provide this report to each Participant or Beneficiary on a quarterly basis.

12.5.	Copies of Additional Documents

Upon written request from a Participant or Beneficiary receiving benefits, the Administrator shall furnish a copy of any one (1) or all of the following documents: the latest updated summary plan description, the latest annual report, any terminal report, Trust agreement, contract or other instruments under which the Plan was established or is operated. The Administrator may make a reasonable charge to cover the cost of furnishing complete copies.

12.6.	Documents Available for Examination

Copies of the Plan description and the latest annual report, Trust agreement, contract or other instruments under which the Plan was established or is operated shall be available for examination at the principal office of the Employer by any Participant or Beneficiary receiving benefits. Examination may be made during reasonable hours in person or by agent, accountant or attorney.

12.7.	Notice of Participant Rights under ERISA

The Committee shall furnish to each Participant and to each Beneficiary receiving benefits information on their rights under the Plan and how the rights may be protected by law.

12.8.	Notice to Participant on Participant Termination

The Administrator shall furnish a statement to a Participant who terminated Service with the Employer for any of the reasons set forth in Articles VI through IX, describing the nature, amount and form of the Nonforfeitable Account Balance, if any, to which the Participant is entitled as soon as administratively feasible after the close of the Plan Year in which the Participant terminated Service.

12.9.	Notice to Trustee on Participant Termination
(a)	As soon as practicable after a Participant terminates Service with the Employer for any of the reasons set forth in Article VII, the Committee shall give written notice to the Trustee, including the following information and directions which may be necessary or advisable under the circumstances:
(i)	name and address of the Participant;

(ii)	reason the Participant terminated Service with the Employer;

(iii)	name and address of the Beneficiary or Beneficiaries of a deceased Participant;

(iv)	Nonforfeitable percentage or amount to which the Participant is entitled on termination of employment pursuant to Article VII; and

(v)	time, manner and amount of payment to be made pursuant to the Participant’s election under Article X.
If a Former Participant or Beneficiary dies, the Committee shall give like notice to the Trustee, but only if the Committee learns of the death.

(b)	At any time and from time to time after giving the notice provided under this Section, the Committee may modify the original notice or any subsequent notice by a further written notice or notices to the Trustee, but any action taken or payments made by the Trustee pursuant to a prior notice shall not be affected by a subsequent notice.

(c)	A copy of each notice provided under this Section shall be mailed by the Committee to the Participant, Former Participant or Beneficiary involved, but the failure to send or receive the copy shall not affect the validity of any action taken or payment made pursuant thereto.

(d)	Upon receipt of any notice provided under this Section, the Trustee shall promptly take any action and make any payments directed in the notice. The Trustee may rely on the information and directions in the notice absolutely and without question. However, the Trustee may inform the Committee of any error or oversight which the Trustee believes to exist in any notice.
12.10.	Claim for Benefits

Normally, whenever a Participant or Beneficiary becomes entitled to benefits under this Agreement, the Committee and the Trustee will automatically initiate procedures to provide for the payment of the benefits. If a Participant or Beneficiary believes that he or she is entitled to the payment of benefits under this Agreement and no action is forthcoming from the Committee or the Trustee, then the Participant or Beneficiary may file a written claim for benefits with the Committee or the Trustee.

12.11.	Appeal for Decision of Committee
(a)	If any Participant or Beneficiary files a claim for benefits under this Plan (“Claimant”) and the claim is denied in whole or in part, the Administrator shall give notice of the decision to the Claimant in writing setting forth:
(i)	the specific reasons for the denial;

(ii)	a specific reference to pertinent provisions of the Plan, if any, upon which the denial is based;

(iii)	a description of any additional material or information necessary for the Claimant to perfect the claim with an explanation of the necessity therefor; and

(iv)	that any appeal the Claimant wishes to make of the adverse determination must be in writing to the Committee within ninety (90) days after receipt of the Administrator’s notice of denial of benefits. The Administrator’s notice must further advise the Claimant that failure to appeal the action to the Committee in writing within the ninety (90) day period will render the Committee’s determination final, binding and conclusive.
(b)	The written notice shall be given to the Claimant as soon as administratively feasible after the decision is made, but not later than sixty (60) days after the claim is filed. The Claimant shall have the right to be represented, to review pertinent documents and to present written and oral evidence.

(c)	If the Claimant should appeal to the Committee, the Claimant or the duly authorized representative, may submit, in writing, issues and comments the Claimant or the duly authorized representative considers pertinent. The Committee shall render the decision on the review and shall set forth the specific reasons for the decision with specific references to pertinent provisions. The Committee shall render the decision in writing within sixty (60) days after receipt of the request for review unless special circumstances, such as the need for a hearing, require an extension which shall not exceed an additional sixty (60) days.
* * * * *

ARTICLE XIII
Investment of Trust Assets
13.1.	Appointment of Trustee

The Employer shall determine the number of Trustees, shall appoint such Trustees, and may at any time and from time to time increase or decrease the number of Trustees. The Employer may remove any Trustee at any time and appoint a successor Trustee or Trustees or reduce the number of Trustees (but not to less than one). The Trustee or Trustees shall have such rights, powers and duties as shall from time to time be specified in or determined pursuant to the Trust Agreement. The Trust Agreement shall form a part of the Plan, and the Trust Assets shall be administered in accordance with the terms of the Plan and the Trust Agreement.

13.2.	Investment of Accounts
(a)	All Individual Accounts shall be invested and reinvested by the Trustee in accordance with Participant direction, as provided herein.
(i)	Each Participant, in his written application for participation or through such other means as may be authorized by the Administrator, if any, shall direct the Committee and the Trustee as to which Investment Fund(s) he wishes to utilize and the percentage of his Individual Accounts he wishes to have invested in each fund.

(ii)	A Participant may change his designation of the manner for investment of such Participant’s Individual Accounts, or current contributions made on behalf of or by the Participant, or both, to any other manner permitted hereunder. This change may be made in writing to the Committee or through such other means as may be authorized by the Administrator, if any. A change shall be applicable as soon as administratively feasible following its delivery to the Trustee. In order to comply with applicable federal or state securities laws, the Committee may establish such rules with respect to the change of investment designation by Participants as it shall deem necessary or advisable to prevent possible violations of such laws.

(iii)	To the extent a Participant fails to direct the investment of all or any portion of his account, the Committee shall direct the Trustee to invest such Participant’s Individual Accounts in an age appropriate Investment Fund as more particularly described in the Committee’s written investment policy.

The Administrator may permit a Participant to make an election under this Section through any electronic or telephonic means authorized by the Committee.
(b)	Investment Funds. The Committee will select the “Investment Funds” available under the Plan in accordance with a separate written Investment Policy. The Committee shall select and maintain such Investment Funds in accordance with the Committee’s written Investment Policy. Such Investment Funds shall be communicated to Participants in writing. All Individual Accounts shall be allocated by the Committee to the Investment Funds specified in the separate written Investment Policy. Dividends, interest and other distributions shall be reinvested in the same Investment Fund from which they are received.

The assets of each Investment Fund shall be invested exclusively in shares of the registered investment company designated by the Committee, provided that such shares constitute securities described in ERISA Section 401(b)(1). Amounts invested in any such Investment Fund in amounts estimated by the Trustee to be needed for cash withdrawals, or in amounts too small to be reasonably invested, or in amounts which the Trustee deems to be in the best interest of the Participants, may be retained by the Trustee in cash or invested temporarily.
13.3.	Investment in Employer Securities
(a)	The Plan is specifically authorized to acquire and hold up to 100% of its assets of the Employer’s Common Stock (“Company Stock”) so long as the Common Stock are a “qualifying employer security,” as such term is defined in Section 407(d)(e) of ERISA. The Committee shall implement this Section 13.3 by directing the Plan’s Trustee to establish a company stock fund (the “Stock Fund”) which will hold shares of Company Stock. Investments will be made in the Stock Fund through the issuance of units in the Stock Fund, the value of which shall be established at the end of each day that shares of Company Stock are sold on the NASDAQ exchange. All purchases and sales of units in the Stock Fund will be made based on the Stock Fund’s closing value as of the close of business on the date a transaction occurs. The Stock Fund shall retain an appropriate level of cash and cash equivalent investments to permit Plan participants to sell some or all of the interests in the Stock Fund.

(b)	During any period in which the Participants are permitted to direct the Trustee to sell shares of Company Stock that are allocated to their Accounts, the Committee shall determine whether any portion of the Stock Fund may be “restricted shares” subject to trading restrictions under Rule 144 promulgated under the Securities Act of 1933. The portion of the Stock Fund and a proportionate portion of the underlying shares of Company Stock held by the Stock Fund, that are so determined by the Committee to be subject to such restrictions shall be classified as “Restricted shares” and may only be sold pursuant to Subsection 13.3 below.

(c)	The Company shall purchase any and all Restricted Shares from the Plan’s Trust on the first trading date immediately following the date on which a Participant has elected to liquidate a restricted portion of the Stock Fund. This sale of such Restricted Shares shall be made pursuant to the following steps;
(i)	The Committee establish a procedure that will identify the portion of the Stock Fund which constitutes Restricted Shares. This identification will be performed not less often than once each calendar quarter.

(ii)	The Trustee shall sell all such Restricted Shares to the Company that are required to liquidate a portion of the Stock Fund as a result of a Participant’s direction. The effective date of such sale shall be the trading day immediately following the date the Participant elected to sell an interest in the Stock Fund by a Participant shall occur on the trading date on which the Participant elects to sell some or all of his interest in the Stock Fund (or, if the date the election is made is a date where trading in Company Stock does not occur, the immediately following trading date).

(iii)	The purchase price for the Restricted Shares sold under Paragraph (ii) above shall be not less than adequate consideration for such shares of Company Stock on the date the purchase occurs. For this purpose, the “adequate consideration” shall be equal to the greater of (i) the weighted average of the actual sales prices obtained by the Trust in connection with other sales of shares of Company Stock sold on the NASDAQ exchange on the date the sale occurs, and (ii) the volume weighted average price for all shares of Dell’s common stock sold on the NASDAQ for such trading date.
(d)	No purchase of shares of Company Stock shall be made unless the Company’s common stock is then traded on the NASDAQ exchange.
13.4.	Income and Expenses
(a)	The dividends, capital gains distributions, and other earnings received on an Investment Fund that is specifically credited to a Participant’s or Former Participant’s separate Individual Accounts under the Plan shall be allocated to such separate Individual Accounts and immediately reinvested, to the extent practicable, in additional shares of such Investment Fund.

(b)	Fees charged by the Trustee and other expenses of operating the Trust shall be paid by the Employers or, in the absence of such payments (which are not obligatory), out of the general Trust assets and charged to the separate Individual Accounts of all Participants and Former Participants under the Plan in the ratio that the fair market value of each such Individual Account bears to the total fair market value of all separate Individual Accounts; provided, however, that such amounts shall be adjusted to reflect any revenue sharing payments received from an Investment Fund. However, notwithstanding the above, any brokerage fees, commissions, taxes and other costs incurred by the Trust (and not reimbursed by the Employer with respect to the purchase, sale, or distribution of Employer

Securities pursuant to an inter-fund transfer in connection with an in-service withdrawal or a distribution made at the direction of a Participant, Former Participant, or Beneficiary shall be charged to and paid by such Participant’s, Former Participant’s, or Beneficiary’s separate Individual Accounts.
13.5.	Exclusive Benefit

The Plan and the Trust are established and shall be maintained for the exclusive benefit of the Participants, Former Participants and their Beneficiaries. Subject to the exceptions expressly set forth in the Plan or the Trust Agreement, no part of the Trust Assets may ever revert to an Employer or be used for or diverted to purposes other than the exclusive benefit of the Participants, Former Participants and Beneficiaries.

13.6.	Valuation

The value of each Participant’s Individual Accounts shall be determined as of each Valuation Date, on the basis of the fair market value of the assets allocated to each such Participant’s Individual Accounts, as appraised by the Trustee.
(a)	As of each Valuation Date, the Committee shall determine the fair market value of each Investment Fund being administered by the Trustee. With respect to each such Investment Fund, the Committee shall determine (i) the change in value between the current Valuation Date and the then last preceding Valuation Date, (ii) the net gain or loss resulting from expenses paid (including fees and expenses, if any, which are to be charged to such Investment Fund), and (iii) realized and unrealized gains and losses.

The transfer of funds to or from an Investment Fund pursuant to Section 13.2(a) and payments, distributions and withdrawals from an Investment Fund to provide benefits under the Plan for Participants or Beneficiaries shall not be deemed to be gains, expenses or losses of an Investment Fund.

As of each Valuation Date, the Committee shall allocate the net gain or loss of each Investment Fund on the Valuation Date to the accounts of Participants participating in such Investment Fund on such Valuation Date. Contributions and rollovers received and credited to Participant’s Individual Accounts as of such Valuation Date, or as of an earlier date since the last preceding Valuation Date shall not be considered in allocating gains or losses allocated to Participants’ accounts.

(b)	The reasonable and equitable decision of the Committee as to the value of each Investment Fund, and of any Individual Account as of each Valuation Date shall be conclusive and binding upon all persons having any interest, direct or indirect, in the Investment Funds or in any account.
13.7.	Investment Policy

The Committee shall be obliged only to use good faith and to exercise its honest judgment as to what investments are from time to time in the best interests of the Trust Fund and the Participants and their Beneficiaries. Furthermore, the Committee may instruct the Trustee to hold any portion of the Trust Fund in cash and uninvested whenever it deems such holding necessary or advisable.

13.8.	Valuation of the Trust Fund

The Trustee shall value the Trust Fund as of each Accounting Date to determine the fair market value of each Participant’s Account Balance as adjusted and credited under Articles IV and V; and on such other dates as directed by the Committee.
* * * * *

ARTICLE XIV
Participant Loans
14.1.	General Rules Regarding the Participant Loan Program
(a)	General. Unless otherwise provided by the Plan Sponsor, the Plan authorizes the Trustee to make loans on a nondiscriminatory basis to a Participant or Beneficiary in accordance with the written loan policy established by the Committee, provided (i) the loan policy satisfies the requirements of Subsection 14.1(b); (ii) loans are available to all Participants and Beneficiaries on a reasonably equivalent basis and are not available in a greater amount for Highly Compensated Employees than for other Employees; (iii) any loan is adequately secured and bears a reasonable rate of interest; (iv) the loan provides for repayment within a specified time; (v) the default provisions of the note prohibit offset of the Participant’s Nonforfeitable Account Balance prior to the time the Trustee otherwise would distribute the Participant’s Nonforfeitable Account Balance; and (vii) the loan otherwise conforms to the exemption provided by Code Section 4975(d)(1). If the joint and survivor annuity requirements of Section 9.6 apply to a Participant, the Participant may not pledge any portion of his or her Account Balance as security for a loan unless, within the ninety (90) day period ending on the date the pledge becomes effective, the Participant’s spouse, if any, consents (in a manner described in Section 9.6 other than the requirement relating to the consent of a subsequent spouse) to the security, or, by a separate consent, to an increase in the amount of security.

(b)	Loan Policy. If the Committee adopts a loan policy, pursuant to Subsection 11.3(m), the loan policy must be a written document and must include (i) the identity of the person or positions authorized to administer the participant loan program; (ii) a procedure for applying for the loan; (iii) the criteria for approving or denying a loan; (iv) the limitations, if any, on the types and amounts of loans available; (v) the procedure for determining a reasonable rate of interest; (vi) the types of collateral which may secure the loan; and (vii) the events constituting default and the steps the Plan will take to preserve Plan assets in the event of default. This Section specifically incorporates any written loan policy adopted by the Committee as part of this Plan.

(c)	Limitations. The following limitations shall apply to the Participant Loan Program:
(i)	This Plan shall not provide loans in any amount that would exceed the applicable dollar limitations contained in Code Section 72(p)(2)(A), which limitations shall be incorporated into the Plan’s loan policy and shall be treated as being applicable under this Section.

(ii)	No loan shall be provided to a Participant unless such Participant is on the U.S. payroll of the Employer or a Subsidiary when the loan is initiated. A Participant who receives a loan and subsequently ceases to be on a U.S. payroll may continue to make loan payments by manual check.

(iii)	A Participant may have no more than two (2) loans outstanding at any one time.

(iv)	The Plan generally will not accept rollovers of loans; provided, however, that the Benefits Administration Committee (or its delegate) may authorize the Trustee to allow loan rollovers from another employer’s qualified retirement plan during a fixed period of time following the acquisition of a trade or business from the sponsor of such Plan. A rollover of a loan fro another employer’s qualified retirement Plan does not permit a Participant to have more than two loans outstanding at any one time.
(d)	Special Rules under USERRA for Loan Repayments. Loan repayments will be suspended under this Plan, as permitted under Code Section 414(u)(4), on behalf of those Participants who are on an Authorized Leave of Absence pursuant to qualified military service.
* * * * *

ARTICLE XV
Rollovers, Mergers, Direct Transfers
15.1.	Participant Rollover Contributions
Any Participant who has the Employer’s written consent and who has filed with the Trustee the form prescribed by the Committee may contribute cash the Trust other than as a voluntary contribution if the contribution is a Rollover Contribution which the Code permits an Employee to transfer either directly or indirectly from one qualified plan to another qualified plan. Before accepting a Rollover Contribution, the Trustee may require an Employee to furnish satisfactory evidence that the proposed transfer is in fact a Rollover Contribution which the Code permits an Employee to make to a qualified plan. The Employer will not accept a Participant’s Rollover Contribution arising from an annuity contract described in Code Section 403(b) all or a portion of the assets of which are attributable to the Participant’s deductible or nondeductible contributions. In addition, the Employer will not accept Rollover Contributions which include voluntary after-tax contributions. A Rollover Contribution is not an Annual Addition.

An eligible Employee, prior to satisfying the Plan’s conditions, may make a Rollover Contribution to the Trust to the same extent and in the same manner as a Participant. If an Employee makes a Rollover Contribution to the Trust prior to satisfying the Plan’s eligibility conditions, the Committee and Trustee must treat the Employee as a Participant for all purposes of the Plan except the Employee is not a Participant for purposes of sharing in Employer contributions or Participant Forfeitures under the Plan until the Employee actually becomes a Participant in the Plan. If the Employee has a Severance from Employment prior to becoming a Participant, the Trustee will distribute the Rollover Account to the Participant as if it were an Employer Contribution Account.

For any Rollover Contribution, the following requirements shall be met:
(a)	The Committee shall maintain a Participant’s Rollover Contributions in a separate Rollover Account;

(b)	Except with respect to a Plan asset under the control or direction of a properly appointed Investment Manager or with respect to a Plan asset properly subject to Employer, Participant or Committee direction of investment, the Trustee will invest the Rollover Contribution in a segregated investment Rollover Account for the Participant’s sole benefit unless the Trustee, in its sole discretion, agrees to invest the Rollover Contribution as part of the Trust Fund. The Trustee will not have any investment responsibility for a Participant’s segregated Rollover Account. The Participant, however, from time to time, may direct the Trustee in writing on the investment of the segregated Rollover Account in property, or property interests, of any kind, real, personal or mixed; however, the Participant may not direct the Trustee to make loans to the Employer. A Participant’s segregated Rollover Account alone will bear any extraordinary expenses resulting from investments made at the direction of the Participant. As of the Accounting Date, or other Valuation Date, for each Plan Year, the Committee will allocate and credit the net income or charge the net loss from a Participant’s segregated Rollover Account and credit or charge respectively the increase or decrease in the fair market value of the assets of a segregated Rollover Account solely to that Rollover Account. The Trustee is not liable nor responsible for any loss resulting to any Beneficiary, nor to any Participant, because of any sale or investment made or other action taken pursuant to and in accordance with the direction of the Participant. In all other respects, the Trustee will hold, administer and distribute a Rollover Contribution in the same manner as any Employer contribution made to the Trust Fund.

(c)	A Participant’s Rollover Contributions shall not be forfeitable nor reduce in any way the obligations of the Employer under this Agreement.

(d)	If any portion of a Participant’s Rollover Contribution is attributable to Salary Reduction Contributions made by the Participant to the transferor plan, this Plan shall continue the distributions restrictions described in Section 6.2(b) that apply to such amounts.
15.2.	Merger and Direct Transfer
To the extent directed by the Committee, the Trustee possesses the specific authority to enter into merger agreements or direct transfer of assets agreements with the trustees of other retirement plans described in Code Section 401(a), including an Elective Transfer defined in Section 15.3, and to accept the direct transfer of plan assets or to transfer plan assets, as a party to any agreement. Further, the Trustee may permit the transfer of plan assets to an individual retirement account or an individual retirement annuity. However, the Trustee, before any merger or direct transfer is consummated, shall be satisfied that the holding of any transferred assets is permitted by the transferee trusts. In addition, if the transferee plan contains a cash or deferred arrangement, the Trustee must reasonably determine, prior to permitting such a transfer, that the transferee plan will continue the distribution restrictions of Code Sections 401(k)(2) and 401(k)(10) on any transferred amounts that are attributable to Salary Reduction Contributions of Participants. When the Trustee is so satisfied, the Trustee shall accept the direct transfer of plan assets or shall cause to be transferred the assets directed to be transferred and as appropriate shall direct the insurance company to transfer any contracts held by it to the new Trustee. The Trustee may accept a direct transfer of plan assets on behalf of an Employee prior to the date the Employee satisfies the Plan’s eligibility conditions. If the Trustee accepts a direct transfer of plan assets, the Committee and Trustee must treat the Employee as a Participant for all purposes of the Plan except that the Employee is not a Participant for purposes of sharing in Employer contributions or Participant Forfeitures under the Plan until the Employee actually becomes a Participant in the Plan.

The Trustee may not consent to, or be a party to, any merger or consolidation with another plan or to a transfer of assets and liabilities to another plan, unless, immediately after the merger, consolidation or transfer the surviving plan provides each Participant a benefit equal to or greater than the benefit each Participant would have received had the plan terminated immediately before the merger, consolidation or transfer.
15.3.	Rules Concerning Certain Rollovers, Mergers and Direct Transfers
The Trustee will hold, administer and distribute the transferred assets as a part of the Trust Fund and the Trustee must maintain a separate Employer Contribution Account for the benefit of the Employee on whose behalf the Trustee accepted the transfer to reflect the value of the transferred assets.

The Plan will preserve all Code Section 411(d)(6) protected benefits with respect to those transferred assets, in the manner described in Subsection 10.2(c)(iii).

If the Plan receives a direct transfer, by merger or otherwise, of Salary Reduction Contributions, or amounts treated as Salary Reduction Contributions, under a Plan with a Code Section 401(k) arrangement, the distribution restrictions of Code Sections 401(k)(2) and 401(k)(10) continue to apply to those transferred Salary Reduction Contributions.
* * * * *

ARTICLE XVI
Top Heavy Provisions
16.1.	Top-Heavy Plan Status/Super Top-Heavy Plan Status
For purposes of determining Top-Heavy Plan status/super Top-Heavy Plan status, each Participating Employer and its Related Employers shall be deemed to maintain a separate plan. Related Employers shall be considered a single employer for purposes of applying the limitations of this Section. However, Participating Employers who are not Related Employers, but receive the services of Employees of the Employer under an employee leasing arrangement shall be treated as separate employers for purposes of these top-heavy rules.

A Plan shall be a Top-Heavy Plan in any Plan Year in which, as of the Determination Date, (i) the Present Value of Accrued Benefits of Key Employees, or (ii) the sum of the Aggregate Accounts of Key Employees of any plan of an Aggregation Group, exceeds sixty percent (60%) of the Present Value of Accrued Benefits or Aggregate Accounts of all Participants under this Plan and any plan of an Aggregation Group.

If any Participant is a Non-Key Employee for any Plan Year, but the Participant was a Key Employee for any prior Plan Year, the Participant’s Aggregate Account balance shall not be taken into account in determining whether this Plan is a Top-Heavy Plan (or whether any Aggregation Group which includes this Plan is a Top-Heavy Group) as further defined in Code Section 416(g) and the applicable Treasury Regulations.

For purposes of determining Top-Heavy status, the following definitions shall apply:
(a)	Aggregate Account means, as of the Determination Date, the sum of:
(i)	the Participant Contribution Account and Employer Contribution Account balances as of the most recent Valuation Date occurring within a twelve (12) month period ending on the Determination Date;

(ii)	the contributions that would be allocated as of a date not later than the Determination Date, even though those amounts are not yet made or required to be made;

(iii)	any plan distributions made during the Determination Period (however, in the case of distributions made after the Valuation Date and prior to the Determination Date, such distributions are not included as distributions for Top-Heavy purposes to the extent that the distributions are already included in the Participant’s Aggregate Account balance as of the Valuation Date);

(iv)	any Employee contributions, whether voluntary or mandatory;

(v)	Regarding unrelated rollovers and plan-to-plan transfers (those which are (A) initiated by the Employee and (B) made from a plan maintained by one employer to a plan maintained by another employer), if this Plan provides for rollovers or plan-to-plan transfers, an unrelated rollover or plan-to-plan transfer shall be considered as a distribution for purposes of this Section. If this Plan is the plan accepting an unrelated rollover or plan-to-plan transfer, an unrelated rollover or plan-to-plan transfer shall not be considered as part of the Participant’s Aggregate Account balance;

(vi)	Regarding related rollovers and plan-to-plan transfers (those either (A) not initiated by the Employee or (B) made to a plan maintained by the same Employer), if this Plan provides for rollovers or plan-to-plan transfers, a related rollover or plan-to-plan transfer shall be considered as a distribution for purposes of this Section. If this Plan is the plan accepting a related rollover or plan-to-plan transfer, a related rollover or plan-to-plan transfer shall be considered as part of the Participant’s Aggregate Account balance, irrespective of the date on which the related rollover or plan-to-plan transfer is accepted; and

(vii)	The accounts of Participants who are Leased Employees of Participating Employers, for purposes of these top-heavy rules, shall be treated as being maintained under a separate plan by each respective Participating Employer.
(b)	Aggregation Group means either a Required Aggregation Group or a Permissive Aggregation Group as hereinafter determined.
(i)	Required Aggregation Group means the group of plans composed of (A) each plan of the Employer in which a Key Employee is a participant or participated at any time during the Determination Period, regardless of whether the plan has terminated; and (B) each other plan of the Employer which enables any plan in which a Key Employee participates to meet the requirements of Code Sections 401(a)(4) or 410, which shall be aggregated.

In the case of a Required Aggregation Group, each plan in the group will be considered a Top-Heavy Plan if the Required Aggregation Group is a Top-Heavy Group. No plan in the Required Aggregation Group will be considered a Top-Heavy Plan if the Required Aggregation Group is not a Top-Heavy Group.

(ii)	Permissive Aggregation Group means the Required Aggregation Group plus any other plan not required to be included in the Required Aggregation Group, provided the resulting group, taken as a whole, would continue to satisfy Code Sections 401(a)(4) and 410.

In the case of a Permissive Aggregation Group, only a plan that is part of the Required Aggregation Group will be considered a Top-Heavy Plan if the Permissive Aggregation Group is a Top-Heavy Group. No plan in the Permissive Aggregation Group will be considered a Top-Heavy Plan if the Permissive Aggregation Group is not a Top-Heavy Group.

(iii)	Only those plans of the Employer in which the Determination Dates fall within the same calendar year shall be aggregated to determine whether the plans are Top-Heavy Plans.
(c)	Determination Date means for any Plan Year (i) the last day of the preceding Plan Year, or (ii) in the case of the first Plan Year of the Plan, the last day of the first Plan Year.

(d)	Determination Period means, pursuant to Appendix A.1.4(b), the one (1) year period ending on the Determination Date.

(e)	Employer means the Plan Sponsor and any successor corporation or business organization which may be substituted for the Plan Sponsor under this Agreement. Related Employers shall be considered a single employer for purposes of applying the limitations of this Section. However, Participating Employers who are not Related Employers, but receive the services of Employees of the Plan Sponsor under an employee leasing arrangement shall be treated as separate employers for purposes of these top-heavy rules.

(f)	Excluded Employees means any Employee who has not performed any Service for the Employer during the one (1) year period ending on the Determination Date. Excluded Employees shall be excluded for purposes of a Top-Heavy determination.

(g)	Key Employee means, pursuant to Appendix A.1.4(a), any Employee or Former Employee, or Beneficiary of the Employee, who, for any Plan Year in the Determination Period is:
(i)	An officer of the Employer having annual compensation from the Employer and any Related Employer greater than $130,000 (as adjusted under Code Section 416(i)(1) for Plan Years beginning after December 31, 2002;

(ii)	A Five Percent Owner; or

(iii)	A One Percent Owner of the Employer or a Participating Employer having annual compensation from the Employer of more than $150,000. (One Percent Owner means any person having annual compensation from the Employer and any Related Employer in excess of $150,000 and owning, or considered as owning within the meaning of Code Section 318, more than one percent (1%) of the outstanding stock of the Employer or stock possessing more than one percent (1%) of the total combined voting power of all stock of the Employer; or in the case of an unincorporated business, any person who owns more than one percent (1%) of the capital or profits interest in the Employer.)

(iv)	Notwithstanding the foregoing, Key Employee shall have the meaning set forth in Code Section 416(i), as amended.

(v)	For purposes of determining whether an Employee or Former Employee is an officer under this Subsection (g), an officer of the Employer shall have the meaning set forth in the regulations under Code Section 416(i).

(vi)	For purposes of this Section, annual compensation means “Compensation” as determined under the definition of Highly Compensated Employee in Section 1.27.

(vii)	For purposes of determining ownership hereunder, entities that would otherwise be aggregated as Related Employers shall be treated as separate entities.
(h)	Non-Key Employee means any Employee or Former Employee, or Beneficiary of the Employee, who is not a Key Employee.

(i)	Present Value of Accrued Benefit. Solely for the purpose of determining if the Plan, or any other plan included in a Required Aggregation Group of which this Plan is a part, is a Top-Heavy Plan, the Accrued Benefit of a Non-Key Employee shall be determined under (i) the method, if any, that uniformly applies for accrual purposes under all plans maintained by the Related Employers, or (ii) if there is no uniform method, in accordance with the slowest accrual rate permitted under the fractional accrual method described in Code Section 411(b)(1)(C). To calculate the Present Value of Accrued Benefits from a defined benefit plan, the Committee will use the actuarial assumptions for interest and mortality only, prescribed by the defined benefit plan(s) to value benefits for Top-Heavy purposes. If an aggregated plan does not have a Valuation Date coinciding with the Determination Date, the Committee must value the Accrued Benefits in the aggregated plan as of the most recent Valuation Date falling within the twelve (12) month period ending on the Determination Date, except as Code Section 416 and applicable Treasury Regulations require for the first and second plan year of a defined benefit plan. The Committee will determine whether a plan is Top-Heavy by referring to Determination Dates that fall within the same calendar year.

Notwithstanding the foregoing, pursuant to Appendix A.1.4(b)(i) the Present Values of Accrued Benefits and the amounts of Account Balances of an Employee as of the Determination Date shall be increased by the distributions made with respect to the Employee under the Plan and any plan aggregated with the Plan under Code Section 416(g)(2) during the one (1) year period ending on the Determination Date. The preceding sentence shall also apply to distributions under a terminated plan which, had it not been terminated, would have been aggregated with the Plan under Code Section 416(g)(2)(A)(i). In the case of a distribution made for a reason other than termination of employment, death or Total and Permanent Disability, this provision shall be applied by substituting “5-year period” for “1-year period”.

Pursuant to Appendix A.1.4(b)(ii), the accrued benefits and accounts of any individual who has not performed services for the Employer during the 1-year period ending on the determination date shall not be taken into account.
(j)	Top-Heavy Group means an Aggregation Group in which, as of the Determination Date, the sum of:
(i)	the Present Value of Accrued Benefits of Key Employees under all defined benefit plans included in the group;

(ii)	the Aggregate Accounts of Key Employees under all defined contribution plans included in the group; and

(iii)	exceeds sixty percent (60%) of a similar sum determined for all Participants.
16.2.	Top-Heavy Allocations
(a)	Minimum Allocation. Notwithstanding the foregoing, for any Plan Year in which the Plan is determined to be Top-Heavy, the amount of Employer contributions and Forfeitures allocated to the Individual Accounts of each Non-Key Employee shall be equal to the lesser of three percent (3%) of each Non-Key Employee’s Compensation or the highest contribution rate for the Plan Year made on behalf of any Key Employee. However, if a defined benefit plan maintained by the Employer which benefits a Key Employee depends on this Plan to satisfy the nondiscrimination rules of Code Section 401(a)(4) or the coverage rules of Code Section 410(b) (or another plan benefiting the Key Employee so depends on the defined benefit plan), the top heavy minimum allocation is three percent (3%) of the Non-Key Employee’s Compensation regardless of the contribution rate for the Key Employee. The minimum allocation is determined without any reference to any Social Security contribution. This minimum allocation shall be made even though, under other Plan provisions, the Participant would not otherwise be entitled to receive an allocation, or would have received a lesser allocation for the year because of (i) the Participant’s failure to complete 1,000 Hours of Service (or any equivalent provided herein), (ii) the Participant’s failure to make a mandatory employee contribution to the Plan (as provided herein), or (iii) the Participant received compensation less than a stated amount.

Pursuant to Appendix A.1.4(c), Employer Matching Contributions, including Safe Harbor Matching Contributions, shall be taken into account for purposes of satisfying the minimum contribution requirements of Code Section 416(c)(2) and the Plan. The preceding sentence shall apply with respect to matching contributions under the Plan or, if the Plan provides that the minimum contribution requirement shall be met in another plan, such other plan. Employer Matching Contributions, including Safe Harbor Matching Contributions that are used to satisfy the minimum contribution requirements shall be treated as matching contributions for purposes of the Actual Contribution Percentage Test and other requirements of Code Section 401(m).

(b)	Compensation. For purposes of this Section, Compensation means Annual Compensation except (i) Compensation does not include Voluntary After Tax Contributions, and (ii) any exclusions from Annual Compensation (other than the exclusion of Voluntary After Tax Contributions and the exclusions described in clauses (i) through (v) of the definition of Annual Compensation in Article I, if any) do not apply. Notwithstanding the definition of Annual Compensation in Article I, the period preceding a Participant’s Entry Date shall be included in determining the minimum top-heavy allocation provided by this Section.

(c)	Contribution Rate. For purposes of this Section, a Participant’s contribution rate is the sum of Employer contributions (not including Employer contributions to Social Security) and Forfeitures allocated to the Participant’s Individual Accounts for the Plan Year divided by his or her Compensation for the entire Plan Year. To determine a Participant’s contribution rate, the Committee must treat all qualified top-heavy defined contribution plans maintained by the Employer (or by any Related Employers) as a single plan.

Notwithstanding the preceding, if this plan is a plan which includes a cash or deferred arrangement, then the following rules apply:
(i)	Salary Reduction Contributions on behalf of Key Employees are taken into account in determining the minimum required contribution under Code Section 416(c)(2). However, Salary Reduction Contributions on behalf of Employees other than Key Employees may not be treated as Employer contributions for the minimum contribution or benefit requirement of Code Section 416.

(ii)	Matching Contributions allocated to Key Employees are treated as Employer contributions for determining the minimum contribution or benefit under Code Section 416. However, if a plan utilizes Matching Contributions allocated to Employees other than Key Employees as Salary Reduction Contributions to satisfy the minimum contribution requirement, the Matching Contributions are not treated as Matching Contributions for applying the requirements of Code Section 401(k) and 401(m).
(d)	Participant Entitled to Top-Heavy Minimum Allocation. The minimum allocation under this Section shall not be provided to any Participant who was not employed by the Employer on the last day of the Plan Year. The provisions of this Section shall not apply to any Participant to the extent the Participant is covered under any other plan or plans of the Employer, Participating Employer, and any Related Employer under which the minimum allocation or benefit requirements under

Code Section 416(c)(1) or (c)(2) are met for the Participant. Notwithstanding any limitations within the Plan’s definition of Annual Compensation, amounts earned during the period preceding a Participant’s Entry Date shall be included for purposes of determining the minimum top-heavy allocation provided by this Section.

(e)	Compliance. The Plan will satisfy the top-heavy minimum allocation under this Section. The Committee first will allocate the Employer contributions for the Plan Year pursuant to the allocation formula under Section 5.2. The Employer then will contribute an additional amount for the Individual Accounts of any Participant entitled under this Section to a top-heavy minimum allocation and whose contribution rate for the Plan Year, under this Plan and any other plan aggregated under this Section, is less than the top-heavy minimum allocation. The additional amount is the amount necessary to increase the Participant’s contribution rate to the top-heavy minimum allocation. The Committee will allocate the additional contribution to the Individual Accounts of the Participant on whose behalf the Employer makes the contribution.
* * * * *

ARTICLE XVII
Exclusive Benefit
17.1.	Exclusive Benefit

Except as provided under this Article and Article III, the Employer has no beneficial interest in any asset of the Trust and no part of any asset in the Trust may ever revert to or be repaid to an Employer, either directly or indirectly. Further, prior to the satisfaction of all liabilities with respect to the Participants and their Beneficiaries under the Plan, no part of the corpus or income of the Trust Fund, or any asset of the Trust, may be used for, or diverted to, purposes other than the exclusive benefit of the Participants or their Beneficiaries. No amendment or revocation by the Employer of this Section may cause or permit any portion of the Trust Fund to revert to or become a property of the Employer.

17.2.	Denial of Request for Initial Approval

Any contribution to the Trust Fund associated with this Plan is conditioned on initial qualification of the Plan under applicable Code Sections 401(a), 403(a) or 405(a) and of the exemption of the Trust created under the Plan under Code Section 501(a). If the Commissioner of the Internal Revenue Service, upon the Employer’s request for initial approval of this Plan and Trust, determines that the Plan is not qualified or the Trust is not exempt, then the Trustee may return to the Employer, within one (1) year after the date of final disposition of the Employer’s request for initial approval, any contribution made by the Employer, and any increment attributable to the contribution.

17.3.	Mistake of Fact

Notwithstanding any contrary provision in this Agreement, if a contribution is made by an Employer by a mistake of fact, the contribution may be returned to the Employer within one (1) year after the payment of the contribution. The amount of the mistaken contribution is equal to the excess of (i) the amount contributed over (ii) the amount that would have been contributed had there not occurred a mistake of fact. Earnings attributable to mistaken contributions may not be returned to the Employer, but losses attributable thereto shall reduce the amount to be returned.

17.4.	Disallowance of Deduction

Notwithstanding any contrary provision in this Agreement, any contributions by the Employer to the Plan and Trust are conditioned on the deductibility of the contribution by the Employer under the Code. To the extent any deduction is disallowed, the Employer, within one (1) year following a final determination of the disallowance, whether by agreement with the Internal Revenue Service or by final decision in a court of competent jurisdiction, may demand repayment of the disallowed contribution, and the Trustee shall return the contribution within one (1) year following the disallowance. Earnings attributable to excess contributions may not be returned to the Employer, but losses attributable thereto shall reduce the amount to be returned.

17.5.	Spendthrift Clause

Except as provided below, no Participant, Former Participant or Beneficiary shall have the right to anticipate, assign or alienate any benefit provided under the Plan and the Trustee will not recognize any anticipation, assignment or alienation. Furthermore, a benefit under the Plan is not subject to attachment, garnishment, levy, execution or other legal or equitable process. All provisions of this Agreement shall be for the exclusive benefit of those designated herein. These restrictions shall not apply in the following case(s):
(a)	Distributions Pursuant to Qualified Domestic Relations Orders. The Committee may direct the Trustee under the nondiscriminatory policy adopted by the Committee to pay an Alternate Payee designated under a Qualified Domestic Relations Order as defined in Code Section 414(p). To the extent provided under a Qualified Domestic Relations Order, a former spouse of a Participant shall be treated as the spouse or Surviving Spouse for all purposes of the Plan.

(b)	Participant Loans. If a Participant, Former Participant or Beneficiary who has become entitled to receive payment of benefits under this Agreement is indebted to the Trustee, by virtue of a Participant Loan, the Committee may direct the Trustee to pay the indebtedness and charge it against the Account Balance of the Participant, Former Participant or Beneficiary.

(c)	Distributions Under Certain Judgments and Settlements. Nothing contained in this Plan prevents the Trustee from complying with a judgment or settlement which requires the Trustee to reduce a Participant’s benefits under the Plan by an amount that the Participant is ordered or required to pay to the Plan if each of the following criteria are satisfied:
(i)	The order or requirement must arise –
(A)	under a judgment or conviction for a crime involving the Plan;

(B)	under a civil judgment (including a consent order or decree) entered by a court in an action brought in connection with an actual or alleged violation of Part 4 of Title I of ERISA; or

(C)	under a settlement agreement with either the Secretary of Labor or the Pension Benefit Guarantee Corporation and the Participant in connection with an actual or alleged violation of Part 4 of Title I of ERISA by a fiduciary or any other person.
(ii)	The decree, judgment, order or settlement expressly provides for the offset of all or part of the amount ordered or required to be paid to the Plan against the Participant’s benefits under the Plan.

(iii)	To the extent that (A) the survivor annuity requirements of Code Section 401(a)(11) apply to the portion of the Participant’s Account Balance which will be reduced or offset, and (B) the Participant has a spouse at the time at which the reduction or offset is to be made.
(A)	(1) the spouse must consent to the reduction or offset in writing, as witnessed by a notary public or a plan representative, (2) it is established that such consent may not be obtained for any of the reasons outlined in Code Section 417(a)(2)(B), or (3) the spouse must previously have executed an election to waive his or her right to a Qualified Joint and Survivor Annuity or a Qualified Pre-Retirement Survivor Annuity in accordance with the requirements of Code Section 417(a);

(B)	the decree, judgment, order or settlement must require the spouse to pay an amount to the Plan in connection with a violation of Part 4 of Title I of ERISA; or

(C)	the decree, judgment, order or settlement must provide that the spouse shall retain his or her right to receive a survivor annuity calculated as provided in Code Section 401(a)(13)(D). Participant shall be treated as the spouse or Surviving Spouse for all purposes of the Plan.
17.6.	Termination

Upon termination of the Plan, in lieu of the distribution provisions of Article IX, the Committee will direct the Trustee to distribute each Participant’s Nonforfeitable Account Balance, in a single sum, as soon as administratively feasible after the later of the termination of the Plan or the receipt of a favorable determination letter from the Office of the Key District Director, if an application is filed, irrespective of the present value of the Participant’s Nonforfeitable Account Balance and whether the Participant consents to that distribution. This paragraph applies only if:
(a)	the Plan does not provide an annuity option;

(b)	the Plan is a profit sharing plan on its termination date; and

(c)	as of the period between the Plan termination date and the final distribution of assets, the Employer does not maintain any other defined contribution plan (other than an employee stock ownership plan).
For Participants or Beneficiaries who cannot be located upon Plan termination, and whose Nonforfeitable Account Balance exceeds $1,000, to liquidate the Trust, the Committee will purchase a deferred annuity contract, distribute the benefits to an individual retirement account, or transfer the account to an ongoing qualified plan of the Employer or a Related Employer. If the Committee distributes the lost Participant’s or Beneficiary’s benefits to an individual retirement account or purchases an annuity, and the Participant’s or Beneficiary’s whereabouts remain unknown for the duration of the escheat period, the benefits will ultimately escheat to the state under applicable state law.

Notwithstanding the foregoing, distributions may not be made following termination of the Plan if the Employer establishes or maintains an alternative defined contribution plan, as more particularly described in Treasury Regulation § 1.401(k)-1(d)(4)(i).
* * * * *

ARTICLE XVIII
Construction
18.1.	Headings

The headings in this Agreement are for convenience only and shall not be considered in construing this Agreement.

18.2.	Context

In this Agreement, wherever the context of the Plan dictates, words used in the masculine may be construed in the feminine, the plural includes the singular and the singular includes the plural.

18.3.	Employment not Guaranteed

Nothing contained in this Agreement, or regarding the establishment of the Plan or Trust, or any modification or amendment to the Agreement, Plan or Trust, or in the creation of any Individual Accounts, or the payment of any benefit, shall be construed as giving any Employee, Participant or Beneficiary whomsoever any right to continue in the Service of the Employer, any legal or equitable right against the Committee, against the Employer, its stockholders, officers or directors or against the Trustee, except as expressly provided by the Agreement, the Plan, the Trust, ERISA or by separate agreement. Employment of all persons by the Employer shall remain subject to termination by the Employer to the same extent as if this Agreement had never been executed.

18.4.	Waiver of Notice

Any person entitled to notice under the Plan may waive the notice unless the Code or Treasury Regulations prescribe the notice or ERISA specifically or impliedly prohibits a waiver.

18.5.	State Law

This Agreement and each of its provisions shall be construed and their validity determined by the laws of the State of Texas and applicable Federal law to the extent Federal statute supersedes Texas law.

18.6.	Parties Bound

This Agreement shall be binding on all persons entitled to benefits under the Plan, their respective heirs and legal representatives, on the Employer, its successors and assigns, and on the Trustee, the Committee and their successors.

18.7.	Severance

If any provisions of this Agreement shall be invalid or unenforceable, the remaining provisions shall continue to be fully effective.

18.8.	Employees In Qualified Military Service

Notwithstanding any provision of this Plan to the contrary, contributions, benefits and service credits with respect to qualified military service will be provided in accordance with Code Section 414(u).
* * * * * * * * * *
          IN WITNESS WHEREOF, the Plan Sponsor, DELL INC., has caused this instrument to be executed on this 13th day of December, 2007 (except as otherwise stated herein).

PLAN SPONSOR:

DELL INC.

By:

Its:

APPENDIX A
EGTRRA Provisions
A.1.1.	General

This Article reflects certain provisions of the Economic Growth and Tax Relief Reconciliation Act of 2001 (“EGTRRA”). This Article is intended as good faith compliance with the requirements of EGTRRA and is to be construed in accordance with EGTRRA and the guidance issued thereunder. This Article shall, to the extent not otherwise consistent, supercede the foregoing provisions of the Plan to the extent those provisions are inconsistent with the provisions of this Article.

A.1.2.	Amendment to Provisions Governing Code Section 415 Limitation

Except to the extent permitted under Section A.1.8 below and Code Section 414(v), if applicable, the Annual Addition that may be contributed or allocated to a Participant’s account under the Plan for any Limitation Year shall not exceed the lesser of:
(a)	$40,000, as adjusted for increases in the cost-of-living under Code Section 415(d), or

(b)	100 percent of the Participant’s compensation, within the meaning of Code Section 415(c)(3), for the Limitation Year.
The compensation limit referred to in (b) above shall not apply to any contribution for medical benefits after termination of employment (within the meaning of Code Section 401(h) or 419A(f)(2)), which is otherwise treated as an Annual Addition. This Section A.1.2 shall be effective for Limitation Years beginning after December 31, 2001. (For clarity, the language of this provision is also incorporated in Plan 5.4(e).)
A.1.3.	Increase in Compensation Limit

The Annual Compensation of each Participant taken into account in determining allocations for any Plan Year beginning after December 31, 2001, shall not exceed $200,000, as adjusted for cost-of-living increases in accordance with Code Section 401(a)(17)(b). Annual Compensation means compensation during the Plan Year or such other consecutive 12-month period over which compensation is otherwise determined under the Plan (the determination period). The cost-of-living adjustment in effect for a calendar year applies to Annual Compensation for the determination period that begins with or within such calendar year. (For clarity, the language of this provision is incorporated in Plan Section 1.9.)

A.1.4.	Modification of Top-Heavy Rules

This Section A.1.4 shall apply for purposes of determining whether the Plan is a Top-Heavy Plan under Code Section 416(g) for Plan Years beginning after December 31, 2001, and whether the Plan satisfies the minimum benefits requirements of Code Section 416(c) for such years. This Section A.1.4 amends the top-heavy provisions of the Plan as follows:
(a)	“Key employee” shall mean any Employee or former Employee (including any deceased Employee) who at any time during the Plan Year that includes the Determination Date was an officer of the Employer having Annual Compensation greater than $130,000 (as adjusted under Code Section 416(i)(1) for Plan Years beginning after December 31, 2002), a 5-percent owner of the Employer, as defined in Plan Section 1.23, or a 1-percent owner of the Employer, defined in Plan Section 16.1(g), having Annual Compensation of more than $150,000. For this purpose, Annual Compensation means compensation within the meaning of Code Section 415(c)(3). The determination of who is a key employee will be made in accordance with Code Section 416(i)(1) and the applicable regulations and other guidance of general applicability issued thereunder.

(b)	The following provisions shall apply for purposes of determining the present values of accrued benefits and the amounts of Account Balances of Employees as of the Determination Date.
(i)	The Present Values of Accrued Benefits and the amounts of Account Balances of an Employee as of the Determination Date shall be increased by the distributions made with respect to the Employee under the Plan and any plan aggregated with the Plan under Code Section 416(g)(2) during the 1-year period ending on the Determination Date. The preceding sentence shall also apply to distributions under a terminated plan which, had it not been terminated, would have been aggregated with the Plan under Code Section 416(g)(2)(A)(i). In the case of a distribution made for a reason other than termination of employment, death, or Total and Permanent Disability, this provision shall be applied by substituting “5-year period” for “1-year period.”

(ii)	The accrued benefits and accounts of any individual who has not performed services for the Employer during the 1-year period ending on the Determination Date shall not be taken into account.
(c)	Matching Contributions. Employer Matching Contributions, including Safe Harbor Matching Contributions described in Plan Section 3.2, shall be taken into account for purposes of satisfying the minimum contribution requirements of Code Section 416(c)(2) and the Plan. The preceding sentence shall apply with respect to Matching Contributions under the Plan or, if the Plan provides that the minimum contribution requirement shall be met in another plan, such other plan. Employer Matching Contributions that are used to satisfy the minimum contribution requirements shall be treated as Matching Contributions for purposes of the Actual Contribution Percentage Test and other requirements of Code Section 401(m).
A.1.5.	Amendment to Direct Rollover Rules
(a)	For purposes of the Direct Rollover provisions of Plan Section 9.2, an Eligible Retirement Plan shall also mean an annuity contract described in Code Section 403(b) and an eligible plan under Code Section 457(b) which is maintained by a state, political subdivision of a state, or any agency or instrumentality of a state or political subdivision of a state and which agrees to separately account for amounts transferred into such plan from this Plan. The definition of Eligible Retirement Plan shall also apply in the case of a distribution to a surviving spouse, or to a spouse or former spouse who is the Alternate Payee under a Qualified Domestic Relations Order, as defined in Code Section 414(p).

(b)	For purposes of the Direct Rollover provisions of Plan Section 9.2, any amount that is distributed on account of hardship shall not be an Eligible Rollover Distribution and the Distributee may not elect to have any portion of such a distribution paid directly to an Eligible Retirement Plan.

(c)	For purposes of the Direct Rollover provisions of Plan Section 9.2, a portion of a distribution shall not fail to be an Eligible Rollover Distribution merely because the portion consists of after-tax employee contributions that are not includible in gross income. However, such portion may be transferred only to an individual retirement account or annuity described in Code Section 408(a) or (b), or to a qualified defined contribution plan described in Code Sections 401(a) or 403(a) that agrees to separately account for amounts so transferred, including separately accounting for the portion of such distribution which is includible in gross income and the portion of such distribution which is not so includible.
A.1.6.	Rollovers from Other Plans

The Employer, operationally and on a nondiscriminatory basis, may limit the source of Rollover Contributions that may be accepted by this Plan.
A.1.7.	Rollovers Disregarded in Involuntary Distributions

This Section A.1.7 shall be effective for distributions made after December 31, 2001, and shall apply to all Participants. For purposes of the sections of the Plan that provide for the involuntary distribution of vested accrued benefits of $5,000 or less, the value of a Participant’s Nonforfeitable Account Balance shall be determined without regard to that portion of the Account Balance that is attributable to Rollover Contributions (and earnings allocable thereto) within the meaning of Code Sections 402(c), 403(a)(4), 403(b)(8), 408(d)(3)(a)(ii), and 457(e)(16). If the value of the Participant’s

Nonforfeitable Account Balance as so determined is $5,000 or less, then the Plan shall immediately distribute the Participant’s entire Nonforfeitable Account Balance.
A.1.8.	Amendment to the Contribution Provisions of the Plan
(a)	Effective January 1, 2002, all Employees who are eligible to make Salary Reduction Contributions under this Plan and who have attained age 50 before the close of the Plan Year shall be eligible to make Catch-up Contributions, as defined in Plan Section 1.12, in accordance with, and subject to the limitations of, Code Section 414(v). Such Catch-up Contributions shall not be taken into account for purposes of the provisions of the Plan implementing the required limitations of Code Sections 402(g) and 415. The Plan shall not be treated as failing to satisfy the provisions of the Plan implementing the requirements of Code Sections 401(k)(3), 401(k)(11), 401(k)(12), 410(b), or 416, as applicable, by reason of the making of such Catch-up Contributions.

(b)	The multiple use test described in Treasury Regulation § 1.401(m)-2 and the Plan shall not apply for Plan Years beginning after December 31, 2001.

(c)	No Participant shall be permitted to have Salary Reduction Contributions made under this Plan, or any other qualified plan maintained by the Employer during any taxable year, in excess of the dollar limitation contained in Code Section 402(g) in effect for such taxable year, except to the extent permitted under Subsection (a) above and Code Section 414(v), if applicable.

(d)	The election made pursuant to this Section A.1.8 shall be submitted as a separate election from a Participant’s deferral election for Salary Reduction Contributions under Plan Section 3.1 above.
A.1.9.	Suspension Period Following Hardship Distribution

A Participant who receives a distribution of Salary Rreduction Contributions after December 31, 2001, on account of hardship shall be prohibited from making Salary Reduction Contributions and employee contributions under this and all other plans of the Employer for six (6) months after receipt of the distribution. A Participant who receives a distribution of Salary Reduction Contributions in calendar year 2001 on account of hardship shall be prohibited from making Salary Reduction Contributions and employee contributions under this and all other plans of the Employer for the period specified in Plan Section 6.2(c) as in effect prior to January 1, 2006.

A.1.10.	Distributions following Termination of Employment

A Participant’s Salary Reduction Contributions, Qualified Nonelective Contributions, Qualified Matching Contributions, and earnings attributable to these contributions shall be distributed on account of the Participant’s termination of employment. However, such a distribution shall be subject to the other provisions of the Plan regarding distributions, other than provisions that require a Severance from Employment before such amounts may be distributed.
* * * * *

APPENDIX B
Model Amendment for Compliance with Final Treasury Regulations
Under Code Section 401(a)(9)
Section 1. General Rules.
B.1.1.	Effective Date. The provisions of this amendment will apply for purposes of determining required minimum distributions for calendar years beginning with the 2003 calendar year.

B.1.2.	Precedence. The requirements of this amendment will take precedence over any inconsistent provisions of the plan.

B.1.3.	Requirements of Treasury Regulations Incorporated. All distributions required under this amendment will be determined and made in accordance with the Treasury Regulations under Code Section 401(a)(9).

B.1.4.	TEFRA Section 242(b)(2) Elections. Notwithstanding the other provisions of this amendment, distributions may be made under a designation made before January 1, 1984, in accordance with section 242(b)(2) of the Tax Equity and Fiscal Responsibility Act (TEFRA) and the provisions of the plan that relate to section 242(b)(2) of TEFRA.
Section 2. Time and Manner of Distribution.
B.2.1.	Required Beginning Date. The participant’s entire interest will be distributed, or begin to be distributed, to the participant no later than the participant’s required beginning date.

B.2.2.	Death of Participant Before Distributions Begin. If the participant dies before distributions begin, the participant’s entire interest will be distributed, and begin to be distributed, no later than as follows:
(a)	If the participant dies before distributions begin and there is a designated beneficiary, the participant’s entire interest will be distributed to the designated beneficiary by December 31 of the calendar year containing the fifth anniversary of the participant’s death. If the participant’s surviving spouse is the participant’s sole designated beneficiary and the surviving spouse dies after the participant but before distributions to either the participant or the surviving spouse begin, this paragraph will apply as if the surviving spouse were the participant.

(b)	If there is no designated beneficiary as of September 30 of the year following the year of the participant’s death, the participant’s entire interest will be distributed by December 31 of the calendar year containing the fifth anniversary of the participant’s death.
For purposes of this section B.2.2 and section B.4, unless the second sentence of section B.2.2(a) applies, distributions are considered to begin on the participant’s required beginning date. If the second sentence of section B.2.2(a) applies, distributions are considered to begin on the date distributions are required to begin to the surviving spouse. If distributions under an annuity purchased from an insurance company irrevocably commence to the participant before the participant’s required beginning date (or to the participant’s surviving spouse before the date distributions are required to begin to the surviving spouse), the date distributions are considered to begin is the date distributions actually commence.
B.2.3.	Forms of Distribution. Unless the participant’s interest is distributed in the form of an annuity purchased from an insurance company or in a single sum on or before the required beginning date, as of the first distribution calendar year distributions will be made in accordance with sections B.3 and B.4 of this amendment. If the participant’s interest is distributed in the form of an annuity purchased from an insurance company, distributions thereunder will be made in accordance with the requirements of Code Section 401(a)(9) and the Treasury Regulations.
Section 3. Required Minimum Distributions During Participant’s Lifetime.
B.3.1.	Amount of Required Minimum Distribution For Each Distribution Calendar Year. During the participant’s lifetime, the minimum amount that will be distributed for each distribution calendar year is the lesser of:
(a)	the quotient obtained by dividing the participant’s account balance by the distribution period in the Uniform Lifetime Table set forth in section 1.401(a)(9)-9 of the Treasury Regulations, using the participant’s age as of the participant’s birthday in the distribution calendar year; or

(b)	if the participant’s sole designated beneficiary for the distribution calendar year is the participant’s spouse, the quotient obtained by dividing the participant’s account balance by the number in the Joint and Last Survivor Table set forth in section 1.401(a)(9)-9 of the Treasury Regulations, using the participant’s and spouse’s attained ages as of the participant’s and spouse’s birthdays in the distribution calendar year.
B.3.2.	Lifetime Required Minimum Distributions Continue Through Year of Participant’s Death. Required minimum distributions will be determined under this section B.3 beginning with the first distribution calendar year and up to and including the distribution calendar year that includes the participant’s date of death.
Section 4. Required Minimum Distributions After Participant’s Death.
B.4.1.	Death On or After Date Distributions Begin.
(a)	Participant Survived by Designated Beneficiary. If the participant dies on or after the date distributions begin and there is a designated beneficiary, the minimum amount that will be distributed for each distribution calendar year after the year of the participant’s death is the quotient obtained by dividing the participant’s account balance by the longer of the remaining life expectancy of the participant or the remaining life expectancy of the participant’s designated beneficiary, determined as follows:

(1)	The participant’s remaining life expectancy is calculated using the age of the participant in the year of death, reduced by one for each subsequent year.

(2)	If the participant’s surviving spouse is the participant’s sole designated beneficiary, the remaining life expectancy of the surviving spouse is calculated for each distribution calendar year after the year of the participant’s death using the surviving spouse’s age as of the spouse’s birthday in that year. For distribution calendar years after the year of the surviving spouse’s death, the remaining life expectancy of the surviving spouse is calculated using the age of the surviving spouse as of the spouse’s birthday in the calendar year of the spouse’s death, reduced by one for each subsequent calendar year.

(3)	If the participant’s surviving spouse is not the participant’s sole designated beneficiary, the designated beneficiary’s remaining life expectancy is calculated using the age of the beneficiary in the year following the year of the participant’s death, reduced by one for each subsequent year.
(b)	No Designated Beneficiary. If the participant dies on or after the date distributions begin and there is no designated beneficiary as of September 30 of the year after the year of the participant’s death, the minimum amount that will be distributed for each distribution calendar year after the year of the participant’s death is the quotient obtained by dividing the participant’s account balance by the participant’s remaining life expectancy calculated using the age of the participant in the year of death, reduced by one for each subsequent year.
B.4.2.	Death Before Date Distributions Begin.
(a)	Participant Survived by Designated Beneficiary. If the participant dies before distributions begin and there is a designated beneficiary, the participant’s entire interest will be distributed, and begin to be distributed, to the designated beneficiary by December 31 of the calendar year containing the fifth anniversary of the participant’s death. If the participant’s surviving spouse is the participant’s sole designated beneficiary and the surviving spouse dies after the participant but before distributions to either the participant or the surviving spouse begin, this paragraph will apply as if the surviving spouse were the participant.

(b)	No Designated Beneficiary. If the participant dies before the date distributions begin and there is no designated beneficiary as of September 30 of the year following the year of the participant’s death, distribution of the participant’s entire interest will be completed by December 31 of the calendar year containing the fifth anniversary of the participant’s death.

(c)	Death of Surviving Spouse Before Distributions to Surviving Spouse Are Required to Begin. If the participant dies before the date distributions begin, the participant’s surviving spouse is the participant’s sole designated beneficiary, and the surviving spouse dies before distributions are required to begin to the surviving spouse, this section B.4.2 will apply as if the surviving spouse were the participant.
Section 5. Definitions.
B.5.1.	Designated beneficiary. The individual who is designated as the beneficiary under Plan Section 8.5 and is the designated beneficiary under Code Section 401(a)(9) and section 1.401(a)(9)-1, Q&A-4, of the Treasury Regulations.

B.5.2.	Distribution calendar year. A calendar year for which a minimum distribution is required. For distributions beginning before the participant’s death, the first distribution calendar year is the calendar year immediately preceding the calendar year which contains the participant’s required beginning date. For distributions beginning after the participant’s death, the first distribution calendar year is the calendar year in which distributions are required to begin under section B.2.2. The required minimum distribution for the participant’s first distribution calendar year will be made on or before the participant’s required beginning date. The required minimum distribution for other distribution calendar years, including the required minimum distribution for the distribution calendar year in which the participant’s required beginning date occurs, will be made on or before December 31 of that distribution calendar year.

B.5.3.	Life expectancy. Life expectancy as computed by use of the Single Life Table in section 1.401(a)(9)-9 of the Treasury Regulations.

B.5.4.	Participant’s Account Balance. The account balance as of the last valuation date in the calendar year immediately preceding the distribution calendar year (valuation calendar year) increased by the amount of any contributions made and allocated or forfeitures allocated to the account balance as of dates in the valuation calendar year after the valuation date and decreased by distributions made in the valuation calendar year after the valuation date. The account balance for the valuation calendar year includes any amounts rolled over or transferred to the plan either in the valuation calendar year or in the distribution calendar year if distributed or transferred in the valuation calendar year.

B.5.5	Required beginning date. The date specified in Plan Section 8.4(a).
* * * * *

APPENDIX C
Special Vesting Provisions for Reemployed Former Participants
Who are not Credited with an Hour of Service on January 1, 2005
The provisions herein describe the terms of the Plan that were in effect prior to January 1, 2005, regarding the determination of a Participant’s vested interest in his Individual Accounts. The determination of Years of Vesting Service under this Appendix C shall apply only to a Former Participant or to a reemployed Participant who has amounts credited to his Individual Accounts attributable to Periods of Service completed prior to January 1, 2005.
C.1.1	Year of Vesting Service

Year of Vesting Service means 365 days of Service. An Employee shall receive credit for the aggregate of all time periods commencing on an Employee’s Employment Commencement Date, including the Re-Employment Commencement Date, and ending on the date a Break in Service begins. An Employee also shall receive credit for any Period of Severance of less than 365 days. Fractional periods of a year shall be expressed in terms of days. In computing an Employee’s Years of Vesting Service, the following rules shall apply:
(a)	For a Participant who terminates employment with the Employer and all Related Employers at a time when he has a vested interest in his Employer Contribution Account of more than 0% but less than 100% and who subsequently is re-employed after incurring five (5) consecutive Breaks in Service, Years of Vesting Service earned by the Participant after the Break in Service shall not be taken into account for purposes of determining the Nonforfeitable percentage of the Participant’s Account Balance derived from Employer Contributions which accrued before the Break in Service.

(b)	For a Participant who terminates employment with the Employer and all Related Employers at a time when he has a 0% vested interest in his Employer Contribution Account and who is re-employed after a Break in Service, Service before the Break in Service shall not be taken into account if the number of consecutive Breaks in Service equals or exceeds the greater of (A) five (5), or (B) the aggregate number of Years of Vesting Service before the Break in Service. If the Participant has made any Salary Reduction Contributions to the Plan, Service before the Break in Service shall not be disregarded under the immediately preceding sentence.

(c)	Years of Vesting Service shall include all Years of Vesting Service of the Employee with any Predecessor Employer; provided, however, that the number of years credited under this provision shall not exceed five (5).

(d)	Years of Vesting Service with the Employer before a Participant enters the Plan shall be considered for purposes of vesting.

(e)	If the Employer is a member of a group of Related Employers, then Years of Vesting Service shall include Service with any Related Employer.

(f)	For purposes of determining Years of Vesting Service, the following definitions shall apply:
(i)	Period of Severance means the period of time commencing on the Severance from Employment Date and ending on the date on which the Employee again performs an Hour of Service for the Employer.

(ii)	Re-Employment Commencement Date means the first date, following a Period of Severance which is not required to be considered under the Service rules, on which the Employee performs an Hour of Service for the Employer.
ARTICLE II  Severance from Employment Date means the date on which occurs the earlier of: (A) the date on which an Employee quits, retires, is discharged or dies; or (B) the first anniversary of the first date of a period in which an Employee remains absent from Service, with or without pay, with the Employer for any other reason, such as vacation, holiday, sickness, disability, leave of absence or layoff. However, with respect to the timing of any distributions that include Salary Reduction Contributions, Severance from Employment Date shall have the same meaning set forth in Plan Section 6.2(b).
(g)	The Committee, in its discretion, may credit an individual with “pre-participation service” (within the meaning of Treas. Reg. § 1.401(a)(4)-11(d)(3)(ii)(A)), but only if (i) such pre-participation service would not otherwise be credited as Service and (ii) such crediting of Service (A) has a legitimate business reason, (B) does not by design or operation discriminate significantly in favor of Highly Compensated Employees, and (C) is applied to all similarly situated employees. Moreover, the Committee, in its discretion, may credit an individual with “imputed service” (within the meaning of Treas. Reg. § 1.401(a)(4)-11(d)(3)(ii)(B)), but only if (i) such imputed service would not otherwise be credited as Service, (ii) such crediting of Service (A) has a legitimate business reason, (B) does not by design or operation discriminate significantly in favor of Highly Compensated Employees, and (C) is applied to all similarly situated employees, and (iii) the individual has not permanently ceased to perform services as an Employee of the Employer or a Related Employer, provided that clause (iii) of this sentence shall not apply if (A) the individual is not performing services for the Employer or a Related Employer because of a Disability, (B) the individual is performing services for another employer which is being treated under the Plan as actual service with the Employer or a Related Employer.

(h)	Special Rules for Certain Former Dell Financial Services, L.P. Employees. A Participant or Former Participant who was a former employee of Dell Financial Services, L.P. shall receive credit for vesting purposes for Service with Dell Financial Services, L.P., provided, however, that such Participant became an

Employee of the Employer or a Related Employer on the date next following the date of his or her termination of employment with Dell Financial Services, L.P.
C.1.2	Vesting Schedule for Service Credited Prior to January 1, 2005
(a)	A Former Participant or reemployed Participant who was not “actively employed”, pursuant to the Employer’s HR Direct personnel system, by the Employer or a Related Employer on January 1, 2005, and not otherwise a member of the group of Participants described in Plan Section 7.2(b), shall be entitled to receive 100% of his Participant Contribution Account. In addition, the Participant shall be entitled to receive the Nonforfeitable percentage of the balance credited to the Participant’s Employer Contribution Account, as determined under the following vesting schedule:

YEARS OF VESTING SERVICE	NONFORFEITABLE PERCENTAGE
Less than 1 Year	0%
1 Year	20%
2 Years	40%
3 Years	60%
4 Years	80%
5 Years or more	100%
Notwithstanding the preceding, if a Former Participant or reemployed Participant has previously been granted credit for Years of Vesting Service with a Predecessor Employer, such participant’s Nonforfeitable Percentage shall be no less than the participant’s Nonforfeitable Percentage with his Predecessor Employer.
C.1.3.	Forfeiture

A Former Participant who is not entitled to 100% vesting in his Employer Contribution Account under Plan Section 7.2(a) shall forfeit that portion of the amount of his Individual Accounts to which the Former Participant is not entitled on the earlier of the date on which the Former Participant incurs five (5) consecutive Breaks in Service or the date on which the Former Participant receives a Cashout Distribution (the Forfeiture Event).
(i)	A Cashout Distribution means a lump sum distribution that occurs no later than the last day of the second Plan Year following the Plan Year in which the Participant terminates employment.

(ii)	A Former Participant who terminates employment without a Nonforfeitable percentage in the Former Participant’s Employer Contribution Account shall be deemed to have received a distribution of his Nonforfeitable Account Balance on the date of his termination of employment.

(iii)	The amount forfeited under this subsection, to the extent attributable to Employer Contributions, shall remain in the Trust Fund and shall be used to reduce Employer Contributions or to pay expenses incident to the administration of the Plan and Trust as of the Anniversary Date of the Plan Year during which the Forfeiture Event occurred.
C.1.4.	Determination of Amount of Vested Undistributed Account, Forfeiture

If the Trustee pays any amount outstanding to the credit of a Former Participant or Participant in the Participant’s Individual Accounts while the Former Participant or Participant is not fully vested in his Individual Accounts, other than a Cashout Distribution defined in Section C.1.3 above, and prior to the Anniversary Date on which the Former Participant or Participant shall incur five (5) consecutive Breaks in Service, the value of his or her vested and undistributed account shall be held in a separate account and shall be determined at any time prior to and including the Anniversary Date on which the Former Participant or Participant shall incur five (5) consecutive Breaks in Service under the following formula.

X P(AB (RxD)) — (RxD).
For this formula, the variables represent the following factors:
X is the value of the vested portion of the Participant’s account;
P is the Participant’s Nonforfeitable percentage at the relevant time;
AB is the Account Balance at the relevant time;
D is the amount of the distribution; and
R is the ratio of the Account Balance at the relevant time to the Account Balance after the distribution.

The nonvested portion of the Former Participant’s or Participant’s Individual Accounts shall be forfeited on the Anniversary Date on which the Former Participant or Participant incurs five (5) consecutive Breaks in Service.

C.1.5.	Crediting Years of Vesting Service

If a Participant’s Service with the Employer is terminated and the Former Participant receives a distribution from the Trustee and subsequently re-enters the Service of the Employer after incurring five (5) consecutive Breaks in Service, the reemployed Participant’s Service after the break shall not be taken into account to determine the Nonforfeitable percentage of the Participant’s Account Balance derived from Employer Contributions which accrued before the Break in Service.

If a Participant’s Service with the Employer is terminated and the Participant is reemployed by the Employer prior to incurring five (5) consecutive Breaks in Service, the reemployed Participant shall continue to vest at the level in the vesting schedule in Section C.1.2 above that the Participant had attained prior to termination in his pre-separation Account Balance.
C.1.6.	Restoration of Account Balance

If a partially vested Participant is reemployed after termination of employment, but prior to incurring five (5) consecutive Breaks in Service, the Participant shall have the right to repay the amount previously distributed pursuant to Section C.1.2. If the Participant repays the entire amount previously distributed prior to the earlier of (i) incurring five (5) consecutive Breaks in Service commencing. after the withdrawal, or (ii) five years after the first date on which the Participant is subsequently reemployed by the Employer, then the Committee shall restore to the Participant’s Individual Accounts an amount equal to the amount forfeited. The Committee will treat a non-vested Participant who is deemed to have received a distribution of the Participant’s Nonforfeitable Account Balance as having repaid the deemed distribution on the first date of the Participant’s reemployment with the Employer. Restoration of the Participant’s Account Balance includes restoration of all Code Section 411(d)(6) protected benefits pertaining to that restored Account under applicable Treasury Regulations. The restored amount shall immediately become 100% vested under Plan Section 7.2(b).

Notwithstanding the foregoing, if the value of a re-employed Participant’s vested Employer Contribution Account was zero and the Participant had made Salary Reduction Contributions to the Plan prior to separating from Service, such Participant shall not be considered nonvested under the Plan and shall be entitled to restoration of amounts forfeited from his Employer Contribution Account only if he satisfies the repayment requirements described in this Section C.1.6.
* * * * *